EXHIBIT 2.1 EXECUTION VERSION AGREEMENT AND PLAN OF MERGER between F.N.B. CORPORATION and METRO BANCORP, INC. DATED: AS OF AUGUST 4, 2015

- i - TABLE OF CONTENTS Page ARTICLE 1 THE MERGER ...........................................................................................................1 1.1 The Merger...............................................................................................................1 1.2 Effective Time .........................................................................................................2 1.3 Effects of the Merger ...............................................................................................2 1.4 Conversion of MBI Common Shares .......................................................................2 1.5 FNB Capital Stock ...................................................................................................3 1.6 MBI Stock Options ..................................................................................................3 1.7 Treatment of MBI ESPP ..........................................................................................4 1.8 Articles of Incorporation and Bylaws of the Surviving Company ..........................4 1.9 Dissenting Shares .....................................................................................................4 1.10 The Bank Merger .....................................................................................................4 1.11 Right to Revise Structure .........................................................................................5 ARTICLE 2 EXCHANGE OF SHARES ........................................................................................5 2.1 FNB to Make Merger Consideration Available .......................................................5 2.2 Exchange Shares ......................................................................................................5 2.3 Adjustments for Dilution and Other Matters ...........................................................7 2.4 Withholding Rights ..................................................................................................8 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF MBI ............................................8 3.1 Corporate Organization ............................................................................................8 3.2 Capitalization .........................................................................................................10 3.3 Authority; No Violation .........................................................................................11 3.4 Consents and Approvals ........................................................................................12 3.5 Reports ...................................................................................................................13 3.6 SEC Reports; Financial Statements .......................................................................13 3.7 Broker’s Fees .........................................................................................................15 3.8 Absence of Certain Changes or Events ..................................................................15 3.9 Legal Proceedings ..................................................................................................15 3.10 Taxes and Tax Returns...........................................................................................15 3.11 Employee Benefits .................................................................................................17 3.12 Compliance with Applicable Law .........................................................................21 3.13 Contracts ................................................................................................................21 3.14 Agreements with Regulatory Agencies .................................................................21 3.15 Undisclosed Liabilities...........................................................................................22 3.16 Environmental Liability .........................................................................................22 3.17 Real Property .........................................................................................................23 3.18 State Takeover Laws ..............................................................................................24 3.19 Reorganization .......................................................................................................24 3.20 Opinion ..................................................................................................................24 3.21 Insurance ................................................................................................................24 3.22 Investment Securities .............................................................................................24 3.23 Intellectual Property ...............................................................................................25 3.24 Loans; Nonperforming and Classified Assets........................................................26 3.25 Fiduciary Accounts ................................................................................................28

- ii - 3.26 Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act ...........28 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF FNB ..........................................28 4.1 Corporate Organization ..........................................................................................29 4.2 Capitalization .........................................................................................................29 4.3 Authority; No Violation .........................................................................................30 4.4 Consents and Approvals ........................................................................................31 4.5 Reports ...................................................................................................................31 4.6 SEC Reports; Financial Statements .......................................................................32 4.7 Broker’s Fees .........................................................................................................33 4.8 Absence of Certain Changes or Events ..................................................................33 4.9 Legal Proceedings ..................................................................................................33 4.10 Taxes and Tax Returns...........................................................................................34 4.11 Employee Benefits .................................................................................................35 4.12 Compliance with Applicable Law .........................................................................38 4.13 Contracts ................................................................................................................38 4.14 Agreements with Regulatory Agencies .................................................................38 4.15 Undisclosed Liabilities...........................................................................................39 4.16 Environmental Liability .........................................................................................39 4.17 Reorganization .......................................................................................................39 4.18 Loans; Nonperforming and Classified Assets........................................................39 4.19 Fiduciary Accounts ................................................................................................40 4.20 Allowance for Loan Losses ...................................................................................40 4.21 Ownership of MBI Shares .....................................................................................40 4.22 Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act ...........40 ARTICLE 5 COVENANTS RELATING TO CONDUCT OF BUSINESS .................................41 5.1 Conduct of Businesses Prior to the Effective Time ...............................................41 5.2 MBI Forbearances ..................................................................................................42 5.3 FNB Forbearances .................................................................................................47 5.4 Voting Agreements ................................................................................................47 ARTICLE 6 ADDITIONAL AGREEMENTS ..............................................................................48 6.1 Regulatory Matters.................................................................................................48 6.2 Access to Information ............................................................................................50 6.3 Shareholder Approvals...........................................................................................51 6.4 Commercially Reasonable Efforts; Cooperation ...................................................52 6.5 NYSE Approval .....................................................................................................52 6.6 Benefit Plans ..........................................................................................................52 6.7 Indemnification; Directors’ and Officers’ Insurance .............................................54 6.8 Additional Agreements ..........................................................................................55 6.9 Advice of Changes .................................................................................................56 6.10 Dividends ...............................................................................................................56 6.11 Certain Actions ......................................................................................................56 6.12 Transition ...............................................................................................................59 6.13 Tax Representation Letters ....................................................................................59 6.14 Rule 16b-3 ..............................................................................................................60 6.15 Advisory Board ......................................................................................................60 6.16 Redemption of MBI Preferred Stock .....................................................................61

6.17	Control of Operations	61
ARTICLE 7 CONDITIONS PRECEDENT		61
7.1	Conditions to Each Party's Obligation to Effect the Merger	61
7.2	Conditions to Obligation of FNB to Effect the Merger	62
7.3	Conditions to Obligation of MBI to Effect the Merger	63
ARTICLE 8 TERMINATION AND AMENDMENT		64
8.1	Termination	64
8.2	Effect of Termination	66
8.3	Amendment	66
8.4	Extension; Waiver	67
ARTICLE 9 GENERAL PROVISIONS		67
9.1	Closing	67
9.2	Nonsurvival of Representations, Warranties and Agreements	67
9.3	Expenses	67
9.4	Notices	68
9.5	Interpretation	69
9.6	Counterparts	70
9.7	Entire Agreement	70
9.8	Governing Law; Jurisdiction; Specific Performance	70
9.9	Severability	71
9.10	Assignment; Third Party Beneficiaries	71

EXHIBITS:

Exhibit A	Form of Bank Merger Agreement	A-1
Exhibit B	Form of Voting Agreement	B-1

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- iv - INDEX OF DEFINED TERMS Section 401(k) Plan 5.2(v)(v) Acquisition Proposal 6.11(e)(i) Affiliate 3.24(b) Agreement Preamble Articles of Merger 1.2 Average Closing Price 1.4(e) Bank Merger 1.10 Bank Merger Agreement 1.10 Bank Merger Certificates 1.10 BHC Act 3.1(a) Break-up Fee 6.11(f) business day 9.5 Certificates 1.4(c) Change in MBI Recommendation 6.11(b) Claim 6.7(a) Closing 9.1 Closing Date 9.1 Code Preamble Confidentiality Agreements 6.2(b) Contamination 3.16(b) Control 3.24(b) Controlled Group Liability 3.11 DP Contracts 3.23(d) Determination Date 8.1(i) DRSP Plan 1.4(d) Effective Date 1.2 Effective Time 1.2 Environmental Laws 3.16(b) Environmental Liability 3.16(b) ERISA 3.11 ERISA Affiliate 3.11 ETL 1.1 Exchange Act 3.6(a) Exchange Agent 2.1 Exchange Fund 2.1 Exchange Ratio 1.4 FBCA 1.1 FDIC 3.1(a) Federal Reserve Board 3.4 Final Index Price 8.1(i) Final Purchase Period 1.7 FNB Preamble FNB Bank 1.10

- v - FNB Benefit Plan 4.11 FNB Bylaws 4.1(b) FNB Charter 4.1(b) FNB Common Stock 1.4(a) FNB Disclosure Schedule Art. 4 FNB Eligible Plans 6.6(a) FNB Employment Agreement 4.11 FNB Market Value 8.1(i) FNB Preferred Stock 4.2(a) FNB Qualified Plans 4.11(d) FNB Ratio 8.1(i) FNB Regulatory Agreement 4.14 FNB Reports 4.6(a) FNB Shareholders Meeting 6.3(b) FNB Stock Plans 4.2(a) FNB Subsidiaries 3.1(d) FNB Warrants 4.2(a) GAAP 3.1(d) Governmental Entity 3.4 Hazardous Substance 3.16(b) Inactive MBI Employees 3.11(i) Indemnified Parties 6.7(a) Index 8.1(i) Initial FNB Market Value 8.1(i) Initial Index Price 8.1(i) Insurance Amount 6.7(c) Intellectual Property 3.23(b) Intended Tax Treatment Preamble IRS 3.10(a) IT Assets 3.23(c) Joint Proxy Statement 3.4 knowledge 9.5 Law 3.3(b) Leased Properties 3.17(c) Leases 3.17(b) Liens 3.2(b) Loan 3.24(a) Material Adverse Effect 3.1(d) Materially Burdensome Regulatory Condition 6.1(d) MBI Preamble MBI Articles 3.1(b) MBI Benefit Plan 3.11 MBI Bylaws 3.1(b) MBI Common Shares 1.4(a) MBI Disclosure Schedule Art. 3 Preamble MBI DRIP 3.2(a)

- vi - MBI Employees 3.11(i) MBI Employment Agreement 3.11 MBI ESPP 1.7 MBI ESPP Share 1.7 MBI Intellectual Property 3.23(b) MBI Preferred Stock 3.2(a) MBI Qualified Plans 3.11(d) MBI Recommendation 6.3 MBI Regulatory Agreement 3.14 MBI Reports 3.6(a) MBI Representatives 6.11(a) MBI Shareholders Meeting 6.3 MBI Stock Option 1.6 MBI Stock Plans 1.6 MBI Subsidiaries 3.1(d) Merger Preamble Merger Consideration 1.4(a) Metro Bank 1.10 Multiemployer Plan 3.11 Multiple Employer Plan 3.11(f) NASDAQ 3.1(d) NYSE 3.1(d) OCC 3.4 OREO 3.24(b) Outside Date 8.1(c) Owned Properties 3.17(a) Payment Event 6.11(g) PBCL Preamble PBGC 3.11(e) Person 3.9(a) Plan Termination Date 6.6(c) Registration Statement 3.4 Regulatory Agency 3.5 Requisite FNB Vote 4.3(a) Requisite MBI Vote 3.3(a) Requisite Regulatory Approvals 7.1(c) Sarbanes-Oxley Act 3.6(a) SEC 3.1(c) Securities Act 3.6(a) SRO 3.4 Subsidiary 3.1(d) Superior Proposal 6.11(e)(ii) Surviving Company Preamble Takeover Laws 3.18(a) Tax 3.10(b) Tax Representation Letters 6.13

- vii - Tax Return 3.10(c) Third Party 6.11(e)(iii) Third Party Leases 3.17(d) Treasury Regulations Preamble Treasury Shares 1.4(b) Voting Agreement 5.4 Withdrawal Liability 3.11

- 1 - AGREEMENT AND PLAN OF MERGER AGREEMENT AND PLAN OF MERGER, dated as of August 4, 2015 (this “Agreement”), between F.N.B. CORPORATION, a Florida corporation (“FNB”), and METRO BANCORP, INC., a Pennsylvania corporation (“MBI”). W I T N E S S E T H: WHEREAS, the Boards of Directors of MBI and FNB have determined that it is in the best interests of their respective companies and their shareholders, and, in the case of MBI, its other constituencies as set forth in Section 1715 of the Pennsylvania Business Corporation Law, as amended (the “PBCL”), to consummate the strategic business combination transaction provided for in this Agreement pursuant to which MBI will, on the terms and subject to the conditions set forth in this Agreement, merge with and into FNB (the “Merger”), so that FNB is the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Company”); and WHEREAS, for federal income Tax (as defined in Section 3.10(b)) purposes, it is intended that (i) the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations of the U.S. Department of the Treasury promulgated thereunder (as such regulations may be amended from time to time, including corresponding provisions of successor rules and regulations thereto, the “Treasury Regulations”), (ii) FNB and MBI each be a party to the reorganization within the meaning of Section 368(b) of the Code (clauses (i) and (ii), the “Intended Tax Treatment”), and (iii) this Agreement be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger. NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows: ARTICLE 1 THE MERGER 1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Pennsylvania Entity Transactions Law, as amended (the “ETL”) and the Florida Business Corporation Act, as amended (the “FBCA”), at the Effective Time (as defined in Section 1.2) MBI shall merge with and into FNB. FNB shall be the Surviving Company in the Merger, and shall continue its corporate existence under the laws of the State of Florida. As of the Effective Time, the separate corporate existence of MBI shall cease.

- 2 - 1.2 Effective Time. The Merger shall become effective as set forth in the statement of merger and the articles of merger (each, the “Articles of Merger”) that shall be filed with the Secretary of State of the Commonwealth of Pennsylvania and the Secretary of State of the State of Florida, respectively, on or before the Closing Date (as defined in Section 9.1). The term “Effective Time” shall mean the date and time when the Merger becomes effective as set forth in the Articles of Merger. “Effective Date” shall mean the date on which the Effective Time occurs. 1.3 Effects of the Merger. (a) Effects Under ETL and FBCA. At and after the Effective Time, the Merger shall have the effects set forth in Section 336 of the ETL and Sections 607.1106 and 607.11101 of the FBCA. (b) Directors and Executive Officers of the Surviving Company. The directors of the Surviving Company immediately after the Merger shall be (i) the directors of FNB immediately prior to the Merger, and (ii) one current member of MBI’s Board of Directors as mutually agreed by FNB and MBI (the “MBI Designee”). The MBI Designee will have a term expiring at the first annual meeting of FNB shareholders following the Effective Time. The executive officers of the Surviving Company immediately after the Merger shall be the executive officers of FNB immediately prior to the Merger. 1.4 Conversion of MBI Common Shares. (a) Subject to the provisions of this Agreement, each common share, par value $1.00 per share, of MBI (“MBI Common Shares”) issued and outstanding immediately prior to the Effective Time, other than Treasury Shares (as defined in Section 1.4(b)) shall, by virtue of the Merger, no longer be outstanding and shall as of the Effective Time automatically be converted into and shall thereafter represent the right to receive as consideration in the Merger 2.373 shares (the “Exchange Ratio”) of common stock, $0.01 par value, of FNB (“FNB Common Stock”) (the “Merger Consideration”). (b) At and after the Effective Time, each Treasury Share shall be cancelled and retired and no shares of FNB Common Stock or other consideration shall be issued in exchange therefor. “Treasury Shares” means the MBI Common Shares held by MBI or any of the MBI Subsidiaries (as defined in Section 3.1(d)) or by FNB or any of its Subsidiaries, other than in a fiduciary, including custodial or agency, capacity or as a result of debts previously contracted in good faith. (c) At the Effective Time, the stock transfer books of MBI shall be closed as to holders of MBI Common Shares immediately prior to the Effective Time and no transfer of MBI Common Shares by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates representing MBI Common Shares (“Certificates;” it being understood that any reference herein to “Certificates” shall be deemed to include reference to MBI Common Shares held in book entry) are properly presented pursuant to Section 2.2(a) of this Agreement to the Exchange Agent (as defined in Section 2.1), such Certificates shall be cancelled and exchanged for FNB Common Stock held in book entry representing the number of

- 3 - whole shares into which the MBI Common Shares represented by the Certificates was converted in the Merger, plus, if applicable pursuant to Section 1.4(e), any payment for any fractional share of FNB Common Stock without any interest thereon and any dividends or distributions to which the holder of such Certificates is entitled pursuant to Section 2.2(b). (d) Each holder of MBI Common Shares shall have the option of enrolling the whole shares of FNB Common Stock issuable to such shareholder upon the consummation of the Merger in FNB’s Dividend Reinvestment and Direct Stock Purchase Plan (the “DRSP Plan”), as long as such shareholder enrolls with a minimum of 50 whole shares of FNB Common Stock. Each MBI shareholder electing to enroll in the DRSP Plan shall be issued FNB Common Stock held in book entry representing the number of whole shares received in the Merger. (e) Notwithstanding any other provision of this Agreement, each holder of MBI Common Shares who would otherwise be entitled to receive a fractional share of FNB Common Stock, after taking into account all MBI Common Shares owned by such holder as of immediately prior to the Effective Time, shall receive an amount in cash, without interest, rounded to the nearest cent, equal to the product obtained by multiplying (a) the Average Closing Price (as defined below) as of the Closing Date by (b) the fraction of a share (calculated to the nearest ten-thousandth when expressed in decimal form) of FNB Common Stock, to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fractional shares. “Average Closing Price” means, as of any specified date, the average composite closing price of FNB Common Stock as reported by the NYSE for each of the twenty (20) consecutive trading days ending on and including the fifth such trading day prior to the specified date rounded to the nearest ten-thousandth. 1.5 FNB Capital Stock. At and after the Effective Time, each share of FNB capital stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger. 1.6 MBI Stock Options. Effective as of the Effective Time, each then outstanding option to purchase MBI Common Shares (each, a “MBI Stock Option”) pursuant to the equity- based compensation plans identified on Section 3.2(a) of the MBI Disclosure Schedule (as defined in Article 3 hereof) (the “MBI Stock Plans”) and the award agreements evidencing the grants thereunder, granted to any current or former employee or director of MBI or any of the MBI Subsidiaries (as defined in Section 3.1(d)) shall at the Effective Time cease to represent a right to acquire MBI Common Shares and shall be converted automatically into an option to acquire shares of FNB Common Stock on the terms hereinafter set forth. FNB shall assume each such MBI Stock Option in accordance with the terms of the relevant MBI Stock Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time: (i) FNB and the Compensation Committee of its Board of Directors, including, if applicable, the entire Board of Directors of FNB, shall be substituted for MBI and the Compensation Committee of the Board of Directors of MBI, including, if applicable, the entire Board of Directors of MBI, administering such MBI Stock Plan, (ii) each MBI Stock Option assumed by FNB may be exercised solely for shares of FNB Common Stock, (iii) the number of shares of FNB Common Stock subject to such MBI Stock Option shall be equal to the number of MBI Common Shares subject to such MBI Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that, unless otherwise provided for in such MBI

- 4 - Stock Option, any fractional shares of FNB Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the exercise price per share of FNB Common Stock under each such option shall be the amount (rounded up to the nearest whole cent) equal to the per share exercise price under each such MBI Stock Option prior to the Effective Time divided by the Exchange Ratio. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each MBI Stock Option that is an “incentive stock option” shall be adjusted as required by Section 424 of the Code, and the Treasury Regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. FNB and MBI agree to take all reasonable and necessary steps to effect the provisions of this Section 1.6. As of the Effective Time, FNB shall issue to each holder of each outstanding MBI Stock Option that has been assumed by FNB a document evidencing the conversion and assumption of such MBI Stock Option by FNB pursuant to this Section 1.6. 1.7 Treatment of MBI ESPP. The right to acquire MBI Common Shares under the SmartBuy Stock Purchase Plan (the “MBI ESPP”) is not a MBI Stock Option for purposes of this Agreement. Prior to the Effective Time, MBI shall take all actions that are necessary to provide that with respect to the MBI ESPP: (a) the monthly purchase period under the MBI ESPP in progress as of the Effective Time (the “Final Purchase Period”) shall be deemed to end no later than the tenth (10th) business day prior to the Effective Time; (b) each MBI ESPP participant’s accumulated contributions under the MBI ESPP shall be used to purchase MBI Common Shares in accordance with the terms of the MBI ESPP as of the end of the Final Purchase Period and, to the extent not so used to purchase MBI Common Stock, shall be refunded to the MBI ESPP participants; and (c) the MBI ESPP shall terminate immediately following the conclusion of the Final Purchase Period. At the Effective Time, each MBI Common Share purchased under the MBI ESPP (each, a “MBI ESPP Share”) shall be entitled to receive the Merger Consideration in accordance with Section 1.4 of this Agreement. 1.8 Articles of Incorporation and Bylaws of the Surviving Company. The FNB Charter (as defined in Section 4.1(b)) as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Company until thereafter amended in accordance with applicable Law. The FNB Bylaws (as defined in Section 4.1(b)) as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company until thereafter amended in accordance with applicable Law. 1.9 Dissenting Shares. No right to fair value or appraisal or similar rights shall be available to holders of MBI Common Shares with respect to the Merger or the other transactions contemplated hereby. 1.10 The Bank Merger. As soon as practicable after the execution of this Agreement, MBI and FNB shall cause Metro Bank, a state-chartered bank headquartered in Harrisburg, Pennsylvania (“Metro Bank”), and First National Bank of Pennsylvania, a federally chartered national bank headquartered in Greenville, Pennsylvania (“FNB Bank”), respectively, to enter into a bank merger agreement, the form of which is attached to this Agreement as Exhibit “A” (the “Bank Merger Agreement”), and which provides for the merger of Metro Bank with and into FNB Bank, with FNB Bank being the surviving entity (the “Bank Merger”), in accordance with applicable Law and the terms of the Bank Merger Agreement, to become effective as soon as

- 5 - practicable after the Effective Time. FNB and MBI shall cause the following to be accomplished prior to filing applications for the Requisite Regulatory Approvals: (i)(A) MBI shall obtain approval from the Board of Directors of Metro Bank for the Bank Merger Agreement, (B) MBI, as sole shareholder of Metro Bank, shall approve the Bank Merger Agreement and (C) MBI shall cause the Bank Merger Agreement to be duly executed by Metro Bank and delivered to FNB; and (ii)(A) FNB shall obtain approval from the Board of Directors of FNB Bank for the Bank Merger Agreement, (B) FNB, as sole shareholder of FNB Bank, shall approve the Bank Merger Agreement and (C) FNB shall cause the Bank Merger Agreement to be duly executed by FNB Bank and delivered to MBI. Prior to the Effective Time, MBI shall cause Metro Bank, and FNB shall cause FNB Bank, to execute such articles of merger and such other documents and certificates as are necessary or desirable to make the Bank Merger effective (the “Bank Merger Certificates”) immediately following the Effective Time. 1.11 Right to Revise Structure. FNB may at any time change the method of effecting the combination contemplated by this Agreement if and to the extent it deems such a change to be desirable; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration (as defined in Section 1.4(a)) provided for in this Agreement, (ii) adversely affect the Tax treatment for MBI’s shareholders as a result of receiving the Merger Consideration or the Tax treatment of either party pursuant to this Agreement, or (iii) be reasonably likely to materially impede or delay consummation of the transactions this Agreement contemplates. In the event FNB elects to make such a change, the parties agree to execute appropriate documents to reflect the change. ARTICLE 2 EXCHANGE OF SHARES 2.1 FNB to Make Merger Consideration Available. At or as promptly as practicable following the Effective Time, FNB shall deposit, or shall cause to be deposited, with Registrar and Transfer Company, as exchange agent (“Exchange Agent”), for the benefit of the holders of Certificates, for exchange in accordance with this Article 2, (i) book entry shares representing the aggregate number of shares of FNB Common Stock issuable pursuant to this Agreement in exchange for the MBI Common Shares outstanding immediately prior to the Effective Time of the Merger and (ii) immediately available funds sufficient in amount to pay (x) any dividends or distributions payable in accordance with Section 2.2(b)(i) and (y) cash in lieu of any fractional shares of FNB Common Stock to be issued pursuant to Section 1.4(e) and paid pursuant to Section 1.4 in exchange for outstanding MBI Common Shares (such immediately available funds and book entry shares of FNB Common Stock, collectively being referred to as the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by FNB, provided that no such investment or losses thereon shall affect the amounts payable to the holders of Certificates. 2.2 Exchange Shares. (a) As soon as practicable after the Effective Time, but in no event later than ten (10) business days thereafter, the Exchange Agent shall mail to each holder of record of MBI Common Shares a letter of transmittal in customary form as prepared by FNB and reasonably

- 6 - acceptable to MBI, which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and any cash in lieu of fractional shares into which the MBI Common Shares represented by such Certificate or Certificates shall have been converted pursuant to this Agreement and any dividends or distributions to which such holder is entitled pursuant to Section 2.2(b). After the Effective Time of the Merger, each holder of a Certificate formerly representing MBI Common Shares, other than Treasury Shares, who surrenders or has surrendered such Certificate or customary affidavits and indemnification regarding the loss or destruction of such Certificate, together with duly executed transmittal materials to the Exchange Agent, shall, upon acceptance thereof, be entitled to: (i) book entry shares representing FNB Common Stock into which the MBI Common Shares shall have been converted pursuant to Section 1.4, (ii) any cash in lieu of any fractional share of FNB Common Stock to which such holder would otherwise be entitled and (iii) any dividends or distributions to which such holder is entitled pursuant to Section 2.2(b). The Exchange Agent shall accept such Certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 2.2, each Certificate representing MBI Common Shares shall be deemed from and after the Effective Time of the Merger to evidence only the right to receive the Merger Consideration, any cash in lieu of fractional shares into which the MBI Common Shares represented by such Certificate or Certificates shall have been converted pursuant to this Agreement, and any dividends or distributions to which such holder is entitled pursuant to Section 2.2(b). FNB shall not be obligated to deliver the Merger Consideration, any cash in lieu of fractional shares and/or any declared but unpaid dividends to which any former holder of MBI Common Shares is entitled as a result of the Merger until such holder surrenders his Certificate or Certificates for exchange as provided in this Section 2.2. If any shares of FNB Common Stock, or any cash in lieu of fractional shares and/or declared but unpaid dividends, are to be issued in a name other than that in which a Certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit, in form and substance reasonably acceptable to FNB, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by FNB or the Exchange Agent, the posting by such Person of a bond in such amount as FNB and the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it, FNB or the Surviving Company with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement. (b) Following surrender of any such Certificate, there shall be paid to the record holder of the whole shares of FNB Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or distributions, if any, with a record date prior to the Effective Time that have been declared by MBI in respect of MBI Common Shares after the date of this Agreement in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, (ii) at the time of such surrender, the amount of

- 7 - any cash payable in lieu of a fractional share of FNB Common Stock to which such holder is entitled pursuant to Section 1.4(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger and which had become payable with respect to such whole shares of FNB Common Stock prior to the time of surrender, and (iii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of FNB Common Stock. (c) After the Effective Time, there shall be no transfers on the stock transfer books of MBI of the MBI Common Shares that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of MBI Common Shares that occurred prior to the Effective Time. If, after the Effective Time, Certificates are presented to FNB for any reason, they shall be cancelled and exchanged as provided in this Agreement. All shares of FNB Common Stock, cash in lieu of fractional shares of FNB Common Stock and/or declared but unpaid dividends issued or paid upon the surrender for exchange of MBI Common Shares (or the provision of customary affidavits and indemnification for lost or mutilated Certificates in accordance with the terms hereof) and the letter of transmittal, shall be deemed to have been issued in full satisfaction of all rights pertaining to such MBI Common Shares. (d) Any portion of the Exchange Fund, including any interest thereon, that remains undistributed to the shareholders of MBI following the passage of twelve (12) months after the Effective Time of the Merger shall be delivered to FNB, upon demand, and any shareholders of MBI who have not theretofore complied with this Section 2.2 shall thereafter look only to FNB for payment of their claim for FNB Common Stock, any cash in lieu of fractional shares of FNB Common Stock and any unpaid dividends or distributions payable in accordance with Section 2.2(b). (e) Neither MBI nor FNB shall be liable to any holder of MBI Common Shares or FNB Common Stock, as the case may be, for such shares, any dividends or distributions with respect thereto, or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. (f) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of FNB Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of FNB Common Stock for the account of the Persons entitled thereto. 2.3 Adjustments for Dilution and Other Matters. If prior to the Effective Time of the Merger, (a) FNB shall declare a stock dividend or distribution on FNB Common Stock with a record date prior to the Effective Time of the Merger, or subdivide, split up, reclassify or combine FNB Common Stock, or make a distribution other than a regular quarterly cash dividend, on FNB Common Stock or on any security convertible into FNB Common Stock, in each case with a record date prior to the Effective Time of the Merger, or (b) the outstanding shares of FNB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar

- 8 - change in FNB’s capitalization, then a proportionate adjustment or adjustments will be made to the Exchange Ratio and, as applicable, the Average Closing Price to give holders of MBI Common Shares the same economic effect as contemplated by this Agreement prior to such event, which adjustment may include, as appropriate, the issuance of securities, property or cash on the same basis as that on which any of the foregoing shall have been issued, distributed or paid to holders of such class of FNB Common Stock generally. 2.4 Withholding Rights. The Exchange Agent or, subsequent to the first anniversary of the Effective Time, FNB, shall be entitled to deduct and withhold from any cash in lieu of fractional shares of FNB Common Stock, cash dividends or distributions payable pursuant to Section 2.2(b) and any other cash amounts otherwise payable pursuant to this Agreement to any holder of MBI Common Shares such amounts as the Exchange Agent or FNB, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or FNB, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of MBI Common Shares in respect of whom such deduction and withholding was made by the Exchange Agent or FNB, as the case may be. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF MBI Except as disclosed in the disclosure schedule delivered by MBI to FNB prior to the execution of this Agreement (the “MBI Disclosure Schedule”), MBI hereby represents and warrants to FNB as follows: 3.1 Corporate Organization. (a) MBI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. MBI has the corporate power and authority and has all licenses, permits and authorizations of applicable Governmental Entities (as defined in Section 3.4) required to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where such failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 3.1(d)) upon MBI. MBI is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). MBI is regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). (b) True and complete copies of the articles of incorporation of MBI (the “MBI Articles”) and the bylaws of MBI (the “MBI Bylaw”), each as amended, supplemented, restated and/or otherwise modified and in effect as of the date of this Agreement, have previously been made available to FNB.

- 9 - (c) Metro Bank is a state-chartered bank and is regulated by the Federal Deposit Insurance Corporation (“FDIC”) and the Pennsylvania Department of Banking and Securities (“Pa DOB”). Metro Bank is duly organized, and validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite power and authority, corporate or otherwise, to own its property and carry on its business as presently conducted, but is not qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a Material Adverse Effect on MBI. The deposit accounts of Metro Bank are insured by the FDIC through the Federal Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Metro Bank is a member in good standing of the Federal Home Loan Bank of Pittsburgh and owns the requisite amount of stock therein. Each of MBI’s other Subsidiaries (i) was duly organized, (ii) is validly existing and in good standing under the laws of its jurisdiction of organization, (iii) is duly licensed or qualified to do business in, and in good standing under the laws of, all jurisdictions, whether federal, state, local or foreign, where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iv) has all requisite corporate power and authority, and has all licenses, permits and authorizations of applicable Governmental Entities required to own or lease its properties and assets and to carry on its business as now conducted, except for purposes of clause (iii) only, as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on MBI. The articles of incorporation, bylaws and similar governing documents of each Subsidiary of MBI, copies of which have been made available to FNB, are true and correct copies of such documents as amended, supplemented, restated and/or otherwise modified and in effect on the date of this Agreement. (d) As used in this Agreement, (i) the word “Subsidiary” when used with respect to either party, means any corporation, partnership, joint venture, limited liability company or any other entity (A) of which such party, or a subsidiary of such party, is a general partner, or (B) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity is directly or indirectly owned by such party and/or one or more Subsidiaries thereof, and the terms “MBI Subsidiaries” and “FNB Subsidiaries” shall mean any direct or indirect Subsidiary of MBI or FNB, respectively; and (ii) the term “Material Adverse Effect” means, with respect to FNB, MBI or the Surviving Company, as the case may be, any event, circumstance, development, change or effect that alone or in the aggregate with other events, circumstances, developments, changes or effects, (A) is materially adverse to the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole; provided, however, that, with respect to this clause (A), Material Adverse Effect shall not be deemed to include effects to the extent resulting from (1) changes, after the date of this Agreement, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (2) changes, after the date of this Agreement, in Laws of general applicability or interpretations thereof by courts or any Governmental Entity, (3) actions or omissions of (x) FNB or (y) MBI, in each case, taken at the request of, or with the prior written consent of, the other or required hereunder, (4) changes, events or developments, after the date of this Agreement, in the national or world economy or financial or securities markets generally, or changes, events or developments, after the date of this Agreement, in general economic

- 10 - conditions or other changes, events or developments, after the date of this Agreement that affect banks or savings associations or their holding companies generally, except to the extent that such changes have a materially disproportionate adverse effect on such party relative to other similarly situated participants in the markets or industries in which they operate, (5) consummation or public disclosure of the transactions this Agreement contemplates, including the resignation of employment of employees or any impact on such party’s business, customer relations, condition or results of operations, in each case as a result therefrom, (6) any outbreak or escalation of war or hostilities, any occurrence or threats of terrorist acts or any armed hostilities associated therewith and any national or international calamity, disaster or emergency or any escalation thereof, (7) any changes in interest rates or foreign currency rates, (8) any claim, suit, action, audit, arbitration, investigation, inquiry or other proceeding or order which in any manner challenges, seeks to prevent, enjoin, alter or delay, or seeks damages as a result of or in connection with, the transactions this Agreement contemplates, (9) any failure by such party to meet any published, whether by such party or a third party research analyst, or internally prepared estimates of revenues or earnings, (10) a decline in the price, or a change in the trading volume of, such party’s common stock on The NASDAQ Stock Market (including any successor exchange, “NASDAQ”), or the New York Stock Exchange (including any successor exchange, the “NYSE”), as applicable, and (11) any matter to the extent that (x) it is disclosed in reasonable detail in the party’s disclosure schedules delivered to the other party pursuant to this Agreement or in the MBI Reports or FNB Reports referenced in Section 3.6 or Section 4.6, as applicable, and (y) such disclosed matter does not worsen in a materially adverse manner, or (B) materially delays or impairs the ability of such party to timely consummate the transactions this Agreement contemplates. 3.2 Capitalization. (a) The authorized capital stock of MBI consists of (i) 25,000,000 MBI Common Shares, of which, as of June 30, 2015, 14,014,550 shares were issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, par value $10.00 per share, of which as of the date hereof, 40,000 shares were issued and outstanding and designated as Series A Non-cumulative Preferred Stock (“MBI Preferred Stock”). As of June 30, 2015, 301,200 MBI Common Shares were held in the MBI treasury and no shares of MBI Preferred Stock were held in the MBI treasury. As of June 30, 2015, no MBI Common Shares were reserved for issuance except for 2,711,449 MBI Common Shares (of these shares, 1,050,000 have been approved for issuance by MBI shareholders and reserved on the books of MBI but are not yet registered with the SEC) reserved for issuance upon the exercise of MBI Stock Options pursuant to the MBI Stock Plans and for purchase under the MBI ESPP and the Dividend Reinvestment and Stock Purchase Plan (the “MBI DRIP”) (of which 1,130,670 shares were subject to outstanding MBI Stock Options, and 508,267 shares were reserved for purchase under the MBI ESPP and the MBI DRIP. All of the issued and outstanding MBI Common Shares have been, and all MBI Common Shares that may be issued upon the exercise of the MBI Stock Options and settlement of rights to acquire MBI Common Shares under the MBI ESPP and the MBI DRIP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except pursuant to this Agreement, the MBI Stock Plans, the MBI ESPP, and the MBI DRIP, MBI does not have, and is not bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any MBI

- 11 - Common Shares or any other equity securities of MBI, or any securities representing the right to purchase or otherwise receive any MBI Common Shares. Set forth in Section 3.2(a) of the MBI Disclosure Schedule is a true, correct and complete list of: (1) each MBI Stock Option (such list to identify the MBI Stock Plan or other arrangement under which such options were issued, the number of MBI Common Shares subject thereto, the vesting schedule thereof and the exercise prices thereof), and (2) the number of MBI Common Shares available for purchase under each of the MBI ESPP and the MBI DRIP as of June 30, 2015. Since June 30, 2015 through the date hereof, MBI has not issued or awarded, or authorized the issuance or award of, any options, restricted stock units or other equity-based awards under the MBI Stock Plans (other than ordinary course elections to invest in MBI Common Shares under the MBI ESPP and the MBI DRIP), or otherwise. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of MBI may vote are issued or outstanding. (b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of MBI are owned by MBI, directly or indirectly, free and clear of any material liens, pledges, charges and security interests and similar encumbrances, other than liens for property Taxes not yet due and payable (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No such Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. 3.3 Authority; No Violation. (a) MBI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions this Agreement contemplates, subject to the receipt of the Requisite MBI Vote (as defined below) and Requisite Regulatory Approvals (as defined in Section 7.1(c)). The execution and delivery of this Agreement and the consummation of the transactions this Agreement contemplates have been duly and validly approved by the Board of Directors of MBI. Except for the approval and adoption of this Agreement and the transactions this Agreement contemplates by the vote of sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors of MBI at a duly called meeting of the Board of Directors of MBI and by the affirmative vote of a majority of votes cast at a meeting of MBI’s shareholders at which a quorum is present (such affirmative shareholder vote, the “Requisite MBI Vote”), no other corporate approvals on the part of MBI are necessary to approve this Agreement or consummate the Merger. Other than those set forth in Section 1.10, no corporate approvals on the part of MBI or Metro Bank are necessary to approve the Bank Merger Agreement or consummate the Bank Merger. This Agreement has been duly and validly executed and delivered by MBI and, assuming the due authorization, execution and delivery of this Agreement by FNB, constitutes the valid and binding obligation of MBI, enforceable against MBI in accordance with its terms, except as may be limited by bankruptcy, insolvency,

- 12 - moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. (b) Neither the execution and delivery of this Agreement by MBI nor the consummation by MBI of the transactions this Agreement contemplates, nor compliance by MBI with any of the terms or provisions of this Agreement, will (i) violate any provision of the MBI Articles or the MBI Bylaws or, (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made and are in full force and effect, (A) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction issued, promulgated or entered into by or with any Governmental Entity (each, a “Law”) applicable to MBI, any of the MBI Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of, constitute a default or an event which, with notice or lapse of time, or both, would constitute a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of MBI or any of the MBI Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which MBI or any of the MBI Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations with respect to clause (ii) that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on MBI. 3.4 Consents and Approvals. Except for (a) the filing by FNB of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act, and the Federal Reserve Act, as amended, and the Pa DOB under the Pennsylvania Banking Code of 1965, and approval of such applications and notices, and, in connection with the Bank Merger, the filing of applications and notices, as applicable, with the FDIC and the Office of the Comptroller of the Currency (“OCC”), and approval of such applications and notices, (b) the filing with the Securities and Exchange Commission of a joint proxy statement in definitive form relating to the meeting of MBI’s shareholders to be held in connection with this Agreement (the “Joint Proxy Statement”) and of a registration statement on Form S-4 (the “Registration Statement”) in which the Joint Proxy Statement will be included as a prospectus, and the declaration of effectiveness of the Registration Statement, (c) the filing of a Statement of Merger with, and its acceptance for record by, the Secretary of State of the Commonwealth of Pennsylvania pursuant to the ETL, the filing of Articles of Merger with, and their acceptance for record by, the Secretary of State of the State of Florida pursuant to the FBCA, and the filing of the Bank Merger Certificates, (d) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of FNB Common Stock pursuant to this Agreement, and approval of the listing on the NYSE of such shares of FNB Common Stock issuable in the Merger and (e) the receipt of the Requisite MBI Vote, no consents or approvals of, or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality of any federal, state, local or foreign government (each, a “Governmental Entity”) or any industry self-regulatory organization, including the Financial Industry Regulatory Authority, Inc. (“SRO”), are necessary in connection with (i) the execution and delivery by MBI of this Agreement and (ii) the consummation by MBI of the Merger and the other transactions this Agreement contemplates.

- 13 - No event has occurred, nor has any circumstance arisen, that, to the knowledge of MBI, would reasonably be likely, either individually or together with any other event or circumstance, to impair the ability to obtain or materially delay the receipt of the Requisite Regulatory Approvals on a timely basis or result in the imposition of a Materially Burdensome Regulatory Condition. 3.5 Reports. MBI and each of the MBI Subsidiaries have in all material respects timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2012 with (a) the Federal Reserve Board, (b) the FDIC, (c) the OCC, (d) the Pa DOB and any other state regulatory authority, (e) any foreign regulatory authority, (f) any SRO and (g) the SEC (collectively, “Regulatory Agencies” and individually, a “Regulatory Agency”) and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since December 31, 2012, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any local government, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of MBI and each of the MBI Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of MBI, investigation into the business or operations of MBI or any of the MBI Subsidiaries since December 31, 2012. There is no unresolved material violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of MBI or any of the MBI Subsidiaries. 3.6 SEC Reports; Financial Statements. (a) MBI and each MBI Subsidiary has filed or furnished on a timely basis to the SEC, all material forms, reports, schedules, statements and other documents required to be filed or furnished by it to the SEC under the Securities Act of 1933, as amended (the “Securities Act”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under the securities regulations of the SEC since December 31, 2012 (all such filed or furnished documents, together with all exhibits and schedules thereto and all information incorporated therein by reference, the “MBI Reports”). As of their respective filing dates (and, in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of mailing, respectively), except to the extent that any MBI Report has been amended by a subsequently filed MBI Report prior to the date hereof, in which case, as of the date of such amendment, (i) the MBI Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and (ii) none of the MBI Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of MBI’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. (b) The financial statements (including the related notes thereto) included (or incorporated by reference) in the MBI Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited

- 14 - statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be expressly indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of MBI and its Subsidiaries as of the dates thereof and their respective consolidated results of operations, changes in shareholders’ equity and changes in cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. (c) There are no outstanding comments from or unresolved issues raised by the SEC staff with respect to the MBI Reports. (d) The books and records of MBI and its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. The records, systems, controls, data and information of MBI and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of MBI or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have a material adverse effect on the system of internal accounting controls described in the following sentence. MBI and its Subsidiaries have implemented and maintain a system of internal accounting controls effective to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. MBI (i) has implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) effective to ensure that material information relating to MBI, including its consolidated Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of MBI by others within those entities to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the MBI Reports and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to MBI’s outside auditors and the audit committee of the Board of Directors of MBI (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that would be reasonably likely to adversely affect MBI’s ability to accurately record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in MBI’s internal control over financial reporting. (e) Since December 31, 2012, (A) neither MBI nor any of its Subsidiaries nor, to the knowledge of MBI, any director, officer, employee, auditor, accountant or representative of MBI or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of MBI or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that MBI or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing MBI or any of its Subsidiaries, whether or not employed by MBI or any of its Subsidiaries, has reported evidence of a material

- 15 - violation of securities laws, breach of fiduciary duty or similar violation by MBI or any of its officers, directors, employees or agents to the MBI Board of Directors or any committee thereof or to any of MBI’s directors or officers. (f) No agreement pursuant to which any loans or other assets have been or shall be sold by MBI or the MBI Subsidiaries entitle the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by MBI or the MBI Subsidiaries, to cause MBI or the MBI Subsidiaries to repurchase such loan or other assets or the buyer to pursue any other form of recourse against MBI or the MBI Subsidiaries, and there has been no material breach by MBI or the MBI Subsidiaries of a representation or covenant in any such agreement. The MBI Reports have disclosed, since December 31, 2014, any cash, stock or other dividend or any other distribution with respect to the capital stock of MBI that has been declared, set aside or paid. 3.7 Broker’s Fees. Except for Sandler O’Neill + Partners, L.P., neither MBI nor any MBI Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions this Agreement contemplates. 3.8 Absence of Certain Changes or Events. Since December 31, 2014, (i) MBI and the MBI Subsidiaries have, except in connection with the negotiation and execution and delivery of this Agreement, carried on their respective businesses in all material respects in the ordinary course consistent with past practice and (ii) there has not been any Material Adverse Effect with respect to MBI. 3.9 Legal Proceedings. (a) There is no pending, or, to MBI’s knowledge, threatened, litigation, action, suit, proceeding, investigation or arbitration by any individual, partnership, corporation, trust, joint venture, organization, Governmental Entity or other entity (each, a “Person”) relating to MBI, any of the MBI Subsidiaries or any of their respective properties or permits, licenses or authorizations that has had, or is reasonably likely to have a Material Adverse Effect on MBI. (b) There is no judgment or order of any Governmental Entity or regulatory restriction, other than those of general application that apply to similarly situated financial or bank holding companies or their Subsidiaries, that has been imposed upon MBI, any of the MBI Subsidiaries or the assets of MBI or any of the MBI Subsidiaries, that has had, or is reasonably likely to have, a Material Adverse Effect on MBI. 3.10 Taxes and Tax Returns. (a) Each of MBI and the MBI Subsidiaries has duly and timely filed, including all applicable extensions, all income and other material Tax Returns (as defined in subsection (c) below) required to be filed by it on or prior to the date of this Agreement, all such Tax Returns being accurate and complete in all material respects, has timely paid or withheld and timely remitted all Taxes shown thereon as arising and has duly and timely paid or withheld and timely remitted all Taxes, whether or not shown on any Tax Return, that are due and payable or claimed to be due from it by a Governmental Entity, other than Taxes that (i) are not yet

- 16 - delinquent or are being contested in good faith, which have not been finally determined, and (ii) have been adequately reserved against in accordance with GAAP. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of each of MBI and the MBI Subsidiaries. Neither MBI nor any of the MBI Subsidiaries has granted any extension or waiver of the limitation period for the assessment or collection of Tax that remains in effect. There are no disputes, audits, examinations or proceedings in progress or pending, including any notice received of any intent to conduct an audit or examination, or claims asserted, for Taxes upon MBI or any of the MBI Subsidiaries. No claim has been made by a Governmental Entity in a jurisdiction where MBI or any of the MBI Subsidiaries has not filed Tax Returns such that MBI or any of the MBI Subsidiaries is or may be subject to taxation by that jurisdiction. All deficiencies asserted or assessments made as a result of any examinations by any Governmental Entity of the Tax Returns of, or including, MBI or any of the MBI Subsidiaries have been fully paid. No issue has been raised by a Governmental Entity in any prior examination or audit of each of MBI and the MBI Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency in respect of such Governmental Entity for any subsequent taxable period. There are no Liens for Taxes, other than statutory liens for Taxes not yet due and payable, upon any of the assets of MBI or any of the MBI Subsidiaries. Neither MBI nor any of the MBI Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement, other than such an agreement or arrangement exclusively between or among MBI and the MBI Subsidiaries. Neither MBI nor any of the MBI Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return, other than a group the common parent of which was MBI, or (B) has any liability for the Taxes of any Person, other than MBI or any of the MBI Subsidiaries, under Treas. Reg. § 1.1502-6, or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise. Neither MBI nor any of the MBI Subsidiaries has been, within the past two years or otherwise as part of a “plan” or series of related transactions, within the meaning of Section 355(e) of the Code, of which the Merger is also a part, a “distributing corporation” or a “controlled corporation”, within the meaning of Section 355(a)(1)(A) of the Code, in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. No MBI Common Shares are owned by a Subsidiary of MBI. MBI is not and has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither MBI, nor any of the MBI Subsidiaries or any other Person on their behalf has executed or entered into any written agreement with, or obtained or applied for any written consents or written clearances or any other Tax rulings from, nor has there been any written agreement executed or entered into on behalf of any of them with any Governmental Entity, relating to Taxes, including any private letter rulings of the U.S. Internal Revenue Service (“IRS”) or comparable rulings of any Governmental Entity and closing agreements pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of any applicable Law, which rulings or agreements would have a continuing effect after the Effective Time. Neither MBI nor any of the MBI Subsidiaries has engaged in any transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a “listed transaction”, as set forth in Treas. Reg. § 1.6011-4(b)(2). MBI has made available to FNB complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns

- 17 - of MBI and the MBI Subsidiaries relating to all taxable periods beginning on and after January 1, 2011, and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to MBI or the MBI Subsidiaries. Neither MBI, any of the MBI Subsidiaries nor FNB, as a successor to MBI, will be required to include any item of material income in, or exclude any material item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Effective Time, (iii) prepaid amount received on or prior to the Closing Date or (iv) deferred intercompany gain or any excess loss account of MBI or any of the MBI Subsidiaries for periods or portions of periods described in Treasury Regulations under Section 1502 of the Code, or any corresponding or similar provision of state, local or foreign Law, for periods or portions thereof ending on or before the Closing Date. (b) As used in this Agreement, the term “Tax” or “Taxes” means (i) all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, bank shares tax, employment, severance, withholding, duties, intangibles, franchise, backup withholding, inventory, capital stock, license, employment, social security, unemployment, excise, stamp, occupation, and estimated taxes, and other taxes, charges, levies or like assessments, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with any item described in clause (i), and (iii) any transferee liability in respect of any items described in clauses (i) or (ii) payable by reason of contract, assumption, transferee liability, operation of Law, Treas. Reg § 1.1502-6(a) or any predecessor or successor thereof of any analogous or similar provision under Law or otherwise. (c) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity and any amendment thereof including, where permitted or required, combined, consolidated or unitary returns for any group of entities. 3.11 Employee Benefits. For purposes of this Agreement, the following terms shall have the following meanings: “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code and (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same

- 18 - “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. “Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA. “MBI Benefit Plan” means any employee benefit or compensation plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of MBI or any of the MBI Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by MBI or any of the MBI Subsidiaries or to which MBI or any of the MBI Subsidiaries contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, whether or not such plan is subject to ERISA, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, equity compensation, severance, employment, change of control or fringe benefit plan, program or policy. “MBI Employment Agreement” means a contract, offer letter or agreement of MBI or any of the MBI Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee pursuant to which MBI or any of the MBI Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA. (a) Section 3.11(a) of the MBI Disclosure Schedule includes a complete list of all MBI Benefit Plans and all MBI Employment Agreements. (b) With respect to each MBI Benefit Plan, MBI has delivered or made available to FNB, as applicable, a true, correct and complete copy of: (i) each writing constituting a part of such MBI Benefit Plan, including all plan documents, trust agreements, and insurance contracts and other funding vehicles, (ii) the two most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any, (iii) the current summary plan description and any summaries of material modifications, (iv) the most recent annual financial report, if any, (v) the most recent actuarial report, if any, (vi) the most recent determination or opinion letter from the IRS, if any, and (vii) the most recent minimum coverage and discrimination testing results, if any. MBI has delivered or made available to FNB a true, correct and complete copy of each MBI Employment Agreement. (c) All contributions required to be made to any MBI Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any MBI Benefit Plan, for any period prior to and through the date of this Agreement, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date of this Agreement, have been fully reflected on the financial statements to the extent required by GAAP. Each MBI Benefit Plan that is an

- 19 - employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (ii) is unfunded. (d) With respect to each MBI Benefit Plan, MBI and the MBI Subsidiaries have complied, and are in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such MBI Benefit Plans, including Code Section 409A. Each MBI Benefit Plan has been administered in all material respects in accordance with its terms. There are not now, nor do any circumstances exist that would reasonably be likely to give rise to, any requirement for the posting of security with respect to any MBI Benefit Plan or the imposition of any material lien on the assets of MBI or any of the MBI Subsidiaries under ERISA or the Code. Section 3.11(d) of the MBI Disclosure Schedule identifies each MBI Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (the “MBI Qualified Plans”). The IRS has issued a favorable determination letter with respect to each MBI Qualified Plan and the related trust which has not been revoked, or MBI is entitled to rely on a favorable opinion issued by the IRS. To the knowledge of MBI, there are no existing circumstances and no events have occurred that would reasonably be likely to adversely affect the qualified status of any MBI Qualified Plan or the related trust. None of MBI and the MBI Subsidiaries nor, to MBI’s knowledge, any other Person, including any fiduciary, has engaged in any “prohibited transaction”, as defined in Section 4975 of the Code or Section 406 of ERISA, which would reasonably be likely to subject MBI, any of the MBI Subsidiaries or any Person that MBI or any of the MBI Subsidiaries has an obligation to indemnify, to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. (e) With respect to each MBI Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, and (ii) (A) the fair market value of the assets of such MBI Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such MBI Benefit Plan, whether or not vested, on a termination basis, (B) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (C) all premiums, if any, to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (D) no liability, other than for premiums to the PBGC, under Title IV of ERISA has been or would reasonably be likely to be incurred by MBI or any of the MBI Subsidiaries and (E) the PBGC has not instituted proceedings to terminate any such MBI Benefit Plan and, to MBI’s knowledge, no condition exists that makes it reasonably likely that such proceedings will be instituted or which would reasonably be likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such MBI Benefit Plan. (f) (i) No MBI Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), (ii) none of MBI and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan and (iii) none of MBI and the MBI Subsidiaries nor any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full. There does not now exist, nor do any

- 20 - circumstances exist that would reasonably be likely to result in, any Controlled Group Liability that would be a liability of MBI or any of the MBI Subsidiaries following the Effective Time, other than such liabilities that arise solely out of, or relate solely to, the MBI Benefit Plans or MBI Employment Agreements. Without limiting the generality of the foregoing, neither MBI nor any of the MBI Subsidiaries, nor, to MBI’s knowledge, any of their respective ERISA Affiliates, has engaged in any transaction described in Sections 4069, 4204 or 4212 of ERISA. (g) MBI and the MBI Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code, Part 6 of Title I of ERISA or applicable law and at no expense to MBI and the MBI Subsidiaries. (h) Neither the execution nor the delivery of this Agreement nor the consummation of the transactions this Agreement contemplates will, either alone or in conjunction with any other event, whether contingent or otherwise, (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of MBI or any of the MBI Subsidiaries, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation including deferred compensation, or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code or additional tax under Section 409A of the Code. (i) MBI has delivered or made available to FNB a true and complete list of the names, corporate and functional titles, hire dates, incentive compensation, profit sharing and bonuses paid in 2013 and 2014 and 2015 bonus opportunities, full or part-time status, 2015 annual salaries or hourly rates of all employees of MBI or any of the MBI Subsidiaries (“MBI Employees”) as of the date hereof and, with respect to any MBI Employee on a leave of absence or otherwise not actively employed (“Inactive MBI Employees”), the date on which each such Inactive MBI Employee is expected to return to active employment. Except as otherwise set forth on Section 3.11(i) of the MBI Disclosure Schedule, (A) none of the MBI Employees has a contract of employment with MBI or any of the MBI Subsidiaries, (B) all MBI Employees are employees “at will” whose employment is terminable without liability therefor and (C) none of the MBI Employees has a contract with MBI or any of the MBI Subsidiaries relating to stay bonuses, retention or stay payments, severance pay or benefits or other perquisites or benefits. (j) No labor organization or group of employees of MBI or any of the MBI Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to MBI’s knowledge, threatened to be brought or filed, with the National Labor Relations Board. Each of MBI and the MBI Subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health. (k) With respect to each MBI Benefit Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code, each such nonqualified deferred

- 21 - compensation plan has since January 1, 2005 been operated in material compliance with Section 409A of the Code, and the applicable Treasury Regulations and IRS guidance thereunder so as to avoid any Tax pursuant to Section 409A of the Code and the document or documents that evidence such plan have, since December 31, 2008, conformed in all material respects to the provisions of Section 409A of the Code and the Treasury Regulations thereunder. 3.12 Compliance with Applicable Law. MBI and each of the MBI Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, all Laws applicable to MBI or any of the MBI Subsidiaries, including the Equal Credit Opportunity Act, the United States Foreign Corrupt Practices Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot) Act of 2001, the Bank Secrecy Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Regulation O, and applicable limits on loans to one borrower, except where such failure to hold or such noncompliance is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on MBI. MBI and each of the MBI Subsidiaries have been and are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ. Section 3.12 of the MBI Disclosure Schedule sets forth, as of June 30, 2015, a schedule of all executive officers and directors of MBI who have outstanding loans from MBI, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof. 3.13 Contracts. Except for matters that have not had and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on MBI, (a) none of MBI nor any of the MBI Subsidiaries is, with or without the lapse of time or the giving of notice, or both, in breach or default in any material respect under any material contract, lease, license or other agreement or instrument, (b) to the knowledge of MBI, none of the other parties to any such material contract, lease, license or other agreement or instrument (excluding instruments or agreements relating to Loans) is, with or without the lapse of time or the giving of notice, or both, in breach or default in any material respect thereunder, and (c) neither MBI nor any of the MBI Subsidiaries has received any written notice of the intention of any party to terminate or cancel any such material contract, lease, license or other agreement or instrument, whether as a termination or cancellation for convenience or for default of MBI or any of the MBI Subsidiaries. 3.14 Agreements with Regulatory Agencies. Except to the extent disclosure hereunder is precluded by applicable Law, neither MBI nor any of the MBI Subsidiaries is subject to any cease-and-desist or other order or action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2012, a recipient of any supervisory letter from, or since December 31, 2012, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit

- 22 - or risk management policies, or its management or its business, other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries (each item in this sentence, a “MBI Regulatory Agreement”), nor has MBI or any of the MBI Subsidiaries been advised in writing or, to the knowledge of MBI, orally, since January 1, 2013 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such MBI Regulatory Agreement. Each bank Subsidiary of MBI has at least a “satisfactory” rating under the U.S. Community Reinvestment Act. 3.15 Undisclosed Liabilities. Neither MBI nor any of its Subsidiaries has, and since December 31, 2014, neither MBI nor any of its Subsidiaries has incurred, any liabilities or obligations, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due, except for (i) those liabilities properly accrued or reserved against in the unaudited consolidated balance sheet of MBI and its Subsidiaries as of March 31, 2015 included in the MBI Reports, (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 2015, (iii) liabilities and obligations that are not material to MBI and its Subsidiaries, taken as a whole, and (iv) any liabilities incurred with respect to the transactions contemplated by this Agreement. 3.16 Environmental Liability. (a) To MBI’s knowledge, (i) MBI and the MBI Subsidiaries are in compliance in all material respects with applicable Environmental Laws, (ii) no Contamination exceeding applicable cleanup standards or remediation thresholds under any Environmental Law exists at any real property, including buildings or other structures, currently or formerly owned or operated by MBI or any of the MBI Subsidiaries, or on any property in which MBI or any of the MBI Subsidiaries has held a security interest, Lien or a fiduciary or management role (“MBI Loan Property”) that would reasonably be likely to result in a material Environmental Liability for MBI or the MBI Subsidiaries, (iii) no Contamination exists at any real property owned by a third party that would reasonably be likely to result in a material Environmental Liability for MBI or the MBI Subsidiaries, (iv) neither MBI nor any of the MBI Subsidiaries has received any written notice, demand letter, or claim alleging any material violation of, or liability under, any Environmental Law, (v) neither MBI nor any of the MBI Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Entity or any third party under any Environmental Law that would reasonably be expected to result in a material Environmental Liability of MBI or the MBI Subsidiaries, (vi) there are no circumstances or conditions (including the presence of unencapsulated friable asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving MBI or any of the MBI Subsidiaries, on any currently or formerly owned or operated property, or any MBI Loan Property, that could reasonably be expected to result in any material claims, liability or investigations against MBI or any of the MBI Subsidiaries, or result in any material restrictions on the ownership, use or transfer of any property pursuant to any Environmental Law or materially and adversely affect the value of any MBI Loan Property, and (vii) MBI has listed in Section 3.16 of the MBI Disclosure Schedule and made available to FNB copies of all environmental reports or studies, sampling data, correspondence and filings in its possession relating to MBI, the MBI Subsidiaries and any Owned Properties, Leased Properties or MBI Loan Property which were prepared in the last five (5) years, and, solely with respect to the MBI Loan Properties, are material to MBI.

- 23 - (b) As used in this Agreement, (i) the term “Environmental Laws” means collectively, any and all laws, ordinances, rules, regulations, directives, orders, authorizations, decrees, permits, or other mandates, of a Governmental Entity relating to any Hazardous Substance, Contamination, protection of the environment or human health and safety as it relates to Hazardous Substance exposure, including those relating to emissions, discharges or releases or threatened emissions, discharges or releases to, on, onto or into the environment of any Hazardous Substance, (ii) the term “Hazardous Substance” means any element, substance, compound or mixture whether solid, liquid or gaseous that is subject to regulation by any Governmental Entity under any Environmental Law, or the presence or existence of which gives rise to any Environmental Liability, (iii) the term “Contamination” means the emission, discharge or release of any Hazardous Substance to, on, onto or into the environment and the effects of such emission, discharge or release, including the presence or existence of any such Hazardous Substance, and (iv) the term “Environmental Liability” means liabilities for response, remedial or investigation costs, and any other expenses, including reasonable attorney and consultant fees, laboratory costs and litigation costs, required under, or necessary to attain or maintain compliance with, applicable Environmental Laws or relating to or arising from Contamination or Hazardous Substances. 3.17 Real Property. (a) Each of MBI and the MBI Subsidiaries has good and marketable title, free and clear of all Liens, to all real property owned by such entity (the “Owned Properties”), except for (i) Liens that do not materially detract from the present use of such real property or otherwise materially impair business operations at such properties, (ii) statutory Liens securing payments not yet due and (iii) Liens for real property Taxes not yet due and payable. (b) A true and complete copy of each agreement pursuant to which MBI or any of the MBI Subsidiaries leases any real property (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the “Leases”), has heretofore been made available to FNB. Assuming due authorization, execution and delivery by the counterparty thereto, each Lease is valid, binding and enforceable against MBI or the MBI Subsidiary party thereto, as the case may be, in accordance with its terms and is in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. There is not under any such Lease any material existing default by MBI or any of the MBI Subsidiaries or, to the knowledge of MBI, any other party thereto, or any event which with notice or lapse of time or both would constitute such a default. The consummation of the transactions this Agreement contemplates will not cause any default under the Leases, provided the consents and notices disclosed in Section 3.17(b) of the MBI Disclosure Schedule have been obtained or made, except for any such default which would not, individually or in the aggregate, have a Material Adverse Effect on MBI. (c) The Owned Properties and the properties leased pursuant to the Leases (the “Leased Properties”) constitute all of the real estate on which MBI and the MBI Subsidiaries maintain their facilities or conduct their business as of the date of this Agreement, except for locations the loss of which would not result in a Material Adverse Effect on MBI.

- 24 - (d) A true and complete copy of each agreement pursuant to which MBI or any of the MBI Subsidiaries leases real property to a third party (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the “Third Party Leases”) has heretofore been made available to FNB. Assuming the due authorization, execution and delivery by the counterparty thereto, each Third Party Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. To the knowledge of MBI, there are no existing defaults by the tenant under any Third Party Lease, and no event has occurred which with notice or lapse of time or both would constitute such a default or which individually or in the aggregate would have a Material Adverse Effect on MBI. 3.18 State Takeover Laws. (a) MBI has taken all actions necessary to exempt this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby from, and this Agreement and the Voting Agreements are exempt from, the requirements of any Takeover Law applicable to it. As used in this Agreement, “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations, including those of the Commonwealth of Pennsylvania. (b) Neither MBI nor any of the MBI Subsidiaries has any shareholders’ rights plan or similar plan or arrangement in effect. 3.19 Reorganization. As of the date of this Agreement, to the knowledge of MBI, no fact or circumstance exists that would reasonably be likely to prevent the Merger from qualifying for the Intended Tax Treatment. 3.20 Opinion. Prior to the execution of this Agreement, MBI has received an opinion from Sandler O’Neill & Partners, L.P. to the effect that as of the date thereof and based upon and subject to the matters set forth in this Agreement, the Merger Consideration is fair to the shareholders of MBI from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement. 3.21 Insurance. MBI and the MBI Subsidiaries are insured with reputable insurers against such risks and in such amounts as are set forth in Section 3.21 of the MBI Disclosure Schedule and as their management reasonably have determined to be prudent in accordance with industry practices. 3.22 Investment Securities. Except where failure to be true would not reasonably be likely to have a Material Adverse Effect on MBI, (a) each of MBI and the MBI Subsidiaries has good title to all securities owned by it, except those securities sold under repurchase agreements securing deposits, borrowings of federal funds or borrowings from the Federal Reserve Banks or the Federal Home Loan Banks or held in any fiduciary or agency capacity, free and clear of any Liens, except to the extent such securities are pledged in the ordinary course of business to

- 25 - secure obligations of MBI or the MBI Subsidiaries, and (b) such securities are valued on the books of MBI in accordance with GAAP. 3.23 Intellectual Property. (a) (i) MBI and the MBI Subsidiaries own or have a valid license to use all material MBI Intellectual Property (as defined below), free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf software at standard commercial rates), (ii) to the knowledge of MBI, MBI Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of MBI and the MBI Subsidiaries as currently conducted, (iii) MBI Intellectual Property that is registered and owned by MBI or any of the MBI Subsidiaries, and to the knowledge of MBI, all other registered MBI Intellectual Property, has not been cancelled, forfeited, expired or abandoned, (iv) MBI Intellectual Property that is registered is valid, and neither MBI nor any of the MBI Subsidiaries has received written notice challenging the validity or enforceability of MBI Intellectual Property, and (v) to the knowledge of MBI, the conduct of the business of MBI and the MBI Subsidiaries does not violate, misappropriate or infringe upon the Intellectual Property rights of any other Person, nor to the knowledge of MBI has MBI or any of the MBI Subsidiaries received any written communications alleging that any of them has infringed, diluted, misappropriated or violated any of the Intellectual Property of any other Person. To MBI’s knowledge, no other Person is infringing, diluting, misappropriating or violating, nor has MBI or any of the MBI Subsidiaries sent any written communications alleging that any person has infringed, diluted, misappropriated or violated, any of the MBI Intellectual Property owned by MBI or a MBI Subsidiary. (b) For purposes of this Agreement, the term “Intellectual Property” means (i) trademarks, service marks, trade names and Internet domain names, together with all registrations and applications related to the foregoing; (ii) patents and patent applications; (iii) copyrights (including any registrations and applications for any of the foregoing); and (iv) computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations; and the term “MBI Intellectual Property” means all Intellectual Property used or held for use in the operation of the business of MBI or any of its Subsidiaries. (c) At all times, MBI and each of the MBI Subsidiaries have taken commercially reasonable actions to protect and maintain (A) all MBI Intellectual Property and (B) the security and integrity of their software, databases, networks, systems, equipment and hardware and protect same against unauthorized use, modification, or access thereto, or the introduction of any viruses or other unauthorized or damaging or corrupting elements, (ii) MBI’s and the MBI Subsidiaries’ computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communication lines and all other information technology equipment and all associated documents (the “IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by MBI in connection with its business, and have not materially malfunctioned or failed within the past two (2) years, (iii) to MBI’s knowledge, no Person has gained unauthorized access to the IT Assets and (iv) MBI has implemented commercially reasonable backup and disaster recovery technology consistent with industry practices.

- 26 - (d) Metro Bank obtains its material data processing services, ATM and other information technology services exclusively through the contracts or agreements with the Persons described in Section 3.23(d) of the MBI Disclosure Schedule (“DP Contracts”). A true and correct executed copy of each DP Contract, as in effect on the date hereof, has been made available to FNB. Other than the DP Contracts, MBI has no agreement with any other Person for data processing, ATM or other technology services. 3.24 Loans; Nonperforming and Classified Assets. (a) Each loan, loan commitment, letter of credit or other extension of credit (“Loan”) on the books and records of MBI or any MBI Subsidiary (i) was made and has been serviced in all material respects in accordance with their customary lending standards in the ordinary course of business, (ii) is evidenced in all material respects by appropriate and sufficient documentation, (iii) to the extent secured, has been secured or, as set forth in Section 3.24(a) of the MBI Disclosure Schedule, is in the process of being secured, by valid Liens, which have been perfected or, as set forth in Section 3.24(a) of the MBI Disclosure Schedule, are in the process of being perfected, in accordance with all applicable Laws and, (iv) to the knowledge of MBI, constitutes the legal, valid and binding obligation of the obligor named in the contract evidencing such Loan subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles. (b) MBI has made available to FNB a listing as to MBI and each MBI Subsidiary as of the latest practicable date, which shall be a date no earlier than March 31, 2015: (i) any Loan under the terms of which the obligor is 90 or more days delinquent in payment of principal or interest, or to MBI’s knowledge, in default of any other material provision thereof, (ii) each Loan that has been classified as “substandard”, “doubtful”, “loss” or “special mention” or words of similar import by MBI, a MBI Subsidiary or an applicable Regulatory Agency, (iii) a listing of the Other Real Estate Owned (“OREO”) acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof and (iv) each written or oral loan agreement, note or borrowing arrangement, including leases, credit enhancements, commitments, guarantees and interest-bearing assets, with any Affiliate. For purposes of this Agreement, “Affiliate” means, with respect to either party, any director, executive officer or five percent or greater shareholder of such party or such party’s Subsidiaries, or to the knowledge of such party, any other Person controlling, controlled by or under common control with any of the foregoing. “Control”, with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means. (c) All reserves or other allowances for loan losses reflected in MBI’s financial statements included in the MBI Reports as of and for the year ended December 31, 2014 and as of and for the three months ended March 31, 2015, comply in all material respects with the standards established by Governmental Entities and GAAP. Neither MBI nor Metro Bank has been notified in writing by any state or federal bank regulatory agency that MBI’s reserves are inadequate or that the practices and policies of MBI in establishing its reserves for the year ended December 31, 2014 and the three months ended March 31, 2015, and in

- 27 - accounting for delinquent and classified assets, fail to comply with applicable accounting or regulatory requirements. (d) All Loans owned by MBI or any MBI Subsidiary, or in which MBI or any MBI Subsidiary has an interest, comply in all material respects with applicable Laws, including applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Settlement Procedures Act. (e) At the date of this Agreement, MBI’s and MBI Bank’s respective allowances for loan losses are sufficient for their reasonably anticipated loan losses, are in compliance with the standards established by applicable Governmental Entities and are adequate under GAAP. MBI and each MBI Subsidiary hold the mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by the terms of such mortgages, including the associated loan documents, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys’ opinions regarding title or in title insurance policies in the mortgage files relating to the Loans secured by real property or are not material as to the collectability of such Loans, and all Loans owned by MBI and each MBI Subsidiary are with full recourse to the borrowers, and neither of MBI nor any MBI Subsidiary has taken any action which would reasonably be likely to result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any Loan. To the knowledge of MBI, all applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. (f) Each outstanding loan participation sold by MBI or any MBI Subsidiary was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to MBI or any MBI Subsidiary for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. (g) Section 3.24(g) of the MBI Disclosure Schedule sets forth a list of all Loans by Metro Bank outstanding as of the date of this Agreement to any director, executive officer or principal shareholder (as such terms are defined in 12 C.F.R. Part 215) of MBI or the MBI Subsidiaries. (h) MBI has made available to FNB a listing, as of the latest practicable date, which shall be a date no earlier than March 31, 2015, by account, of: (i) all Loans, including loan participations, of MBI or any other MBI Subsidiary that have had their respective terms to maturity accelerated during the past 12 months, (ii) all loan commitments or lines of credit of MBI that have been terminated by MBI during the past 12 months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower, (iii) each borrower, customer or other party that has notified MBI during the past 12 months of, or has asserted against MBI, in each case in writing, any “lender liability” or similar claim, and each borrower, customer or other party that has given MBI any

- 28 - oral notification of, or orally asserted to or against MBI, any such claim, (iv) all Loans, (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that as of the date of this Agreement are classified as “Other Loans Specially Mentioned”, “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (D) that are troubled debt restructurings under GAAP, or (E) where a specific reserve allocation exists in connection therewith and (v) all assets classified by MBI as OREO and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. (i) Except as would not, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on MBI, neither MBI nor any of its Subsidiaries is bound by an agreement pursuant to which Loans or pools of Loans or participations in Loans have been sold that contains any obligation of MBI or any of its Subsidiaries to repurchase such Loans or interests therein. 3.25 Fiduciary Accounts. MBI and each of the MBI Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in all material respects in accordance with the terms of the governing documents and applicable Laws. To MBI’s knowledge, neither MBI nor any of the MBI Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account. 3.26 Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. Metro Bank is in compliance in all material respects with the Bank Secrecy Act, the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti- Terrorist Financing Act and all regulations promulgated thereunder. Except as would not be material to MBI and the MBI Subsidiaries, taken as a whole, Metro Bank (i) has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts, (ii) has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the U.S. Department of the Treasury, including the IRS, and (iii) has timely filed all Suspicious Activity Reports with the Financial Institutions – Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it pursuant to the laws and regulations referenced in this Section. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF FNB Except as disclosed in the disclosure schedule delivered by FNB to MBI prior to the execution of this Agreement (the “FNB Disclosure Schedule”), FNB hereby represents and warrants to MBI as follows:

- 29 - 4.1 Corporate Organization. (a) FNB is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. FNB has the corporate power and authority and has all licenses, permits and authorizations of applicable Governmental Entities required to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where such failure to be so licensed or qualified would not have a Material Adverse Effect upon FNB. FNB is duly registered as a bank holding company and is a financial holding company under the BHC Act. (b) True and complete copies of the articles of incorporation (the “FNB Charter”) and bylaws of FNB (the “FNB Bylaws”), each as amended, supplemented, restated and/or otherwise modified and in effect as of the date of this Agreement, have previously been made available to MBI. (c) Each FNB Subsidiary (i) was duly organized, (ii) is validly existing and in good standing under the laws of its jurisdiction of organization, (iii) is duly licensed or qualified to do business in, and in good standing under the Laws of, all jurisdictions, whether federal, state, local or foreign, where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iv) has all requisite corporate power and authority, and has all licenses, permits and authorizations of applicable Governmental Entities required, to own or lease its properties and assets and to carry on its business as now conducted, except for purposes of clause (iii) only, as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FNB. The deposit accounts of each FNB Subsidiary that is an insured depository institution are insured by the FDIC through the Federal Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid when due. The charter documents and bylaws of each Subsidiary of FNB that is a “Significant Subsidiary” (within the meaning of Rule 1-02 of Regulation S-X of the SEC), copies of which have previously been made available to MBI, are true and correct copies of such documents as in effect on the date of this Agreement. 4.2 Capitalization. (a) The authorized capital stock of FNB consists of 500,000,000 shares of FNB Common Stock, of which, as of June 30, 2015, 176,434,735 shares were issued and outstanding, and 20,000,000 shares of preferred stock, $0.01 par value (the “FNB Preferred Stock”), of which, as of the date of this Agreement, 110,877 shares were issued and outstanding. As of June 30, 2015, 1,147,755 shares of FNB Common Stock were held in FNB’s treasury. As of June 30, 2015, no shares of FNB Common Stock or FNB Preferred Stock were reserved for issuance, except for (i) 2,018,510 shares of FNB Common Stock reserved for issuance upon exercise of options issued or available for issuance pursuant to employee and director stock plans of FNB in effect as of the date of this Agreement (the “FNB Stock Plans”), and (ii) 1,021,971 shares of FNB Common Stock reserved for issuance pursuant to warrants issued to the Treasury Department (the “FNB Warrants”). All of the issued and outstanding shares of FNB Common Stock have been, and all shares of FNB Common Stock reserved for issuance as described in the

- 30 - foregoing clauses (i) – (ii), when issued in accordance with the terms of the stock plans, warrants and other instruments referred to in those clauses, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except pursuant to this Agreement, the FNB Stock Plans and the FNB Warrants, FNB is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of FNB Common Stock or any other equity securities of FNB or any securities representing the right to purchase or otherwise receive any shares of FNB Common Stock. The shares of FNB Common Stock to be issued pursuant to the Merger have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights. (b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of FNB are owned by FNB, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No such Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary, or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. 4.3 Authority; No Violation. (a) FNB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions this Agreement contemplates. The execution and delivery of this Agreement and the consummation of the transactions this Agreement contemplates have been duly and validly approved by the Board of Directors of FNB and, except for the affirmative vote of a majority of votes cast at a meeting of FNB’s shareholders at which a quorum is present approving the issuance of FNB Common Stock pursuant to this Agreement in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual (such affirmative shareholder vote, the “Requisite FNB Vote”), no other corporate approvals on the part of FNB are necessary to approve this Agreement or consummate the Merger. Other than those set forth in Section 1.10, no corporate approvals on the part of FNB or FNB Bank are necessary to approve the Bank Merger Agreement or consummate the Bank Merger. This Agreement has been duly and validly executed and delivered by FNB and, assuming the due authorization, execution and delivery of this Agreement by MBI, constitutes the valid and binding obligation of FNB, enforceable against FNB in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. (b) Neither the execution and delivery of this Agreement by FNB, nor the consummation by FNB of the transactions this Agreement contemplates, nor compliance by FNB with any of the terms or provisions of this Agreement, will (i) violate any provision of the FNB Charter or the FNB Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made and are in full force and effect, (A) violate any Law

- 31 - applicable to FNB, any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of, constitute a default, or an event which, with notice or lapse of time, or both, would constitute a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of FNB or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FNB or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations with respect to clause (iii) that are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on FNB. 4.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and the Federal Reserve Act, as amended, and the Pa DOB under the Pennsylvania Banking Code of 1965, and approval of such applications and notices, and, in connection with the Bank Merger, the filing of applications and notices, as applicable, with the FDIC and the OCC, and approval of such applications and notices, (b) the filing with the SEC of the Joint Proxy Statement and the filing and declaration of effectiveness of the Registration Statement, (c) the filing of a Statement of Merger with, and its acceptance for record by, the Secretary of State of the Commonwealth of Pennsylvania pursuant to the ETL, and the filing of Articles of Merger with, and their acceptance for record by, the Secretary of State of the State of Florida pursuant to the FBCA, and the filing of the Bank Merger Certificates, and (d) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of FNB Common Stock pursuant to this Agreement and approval of listing such FNB Common Stock issuable in the Merger on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity or SRO are necessary in connection with (i) the execution and delivery by FNB of this Agreement and (ii) the consummation by FNB of the Merger and the other transactions this Agreement contemplates. No event has occurred, nor has any circumstance arisen, that, to the knowledge of FNB, would reasonably be likely, either individually or together with any other event or circumstance, to impair the ability to obtain or materially delay the receipt of the Requisite Regulatory Approvals on a timely basis or result in the imposition of a Materially Burdensome Regulatory Condition. 4.5 Reports. FNB and each of its Subsidiaries have in all material respects timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2012 with the applicable Regulatory Agencies and with each other applicable Governmental Entity, including the SEC, and all other reports and statements required to be filed by them since December 31, 2012, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any local government, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of FNB and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of FNB, investigation into the business or operations of FNB or any of its Subsidiaries since December 31, 2012. There is no unresolved material violation, criticism or

- 32 - exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of FNB or any of its Subsidiaries. 4.6 SEC Reports; Financial Statements. (a) FNB has filed or furnished on a timely basis to the SEC, all material forms, reports, schedules, statements and other documents required to be filed or furnished by it to the SEC under the Securities Act, under the Exchange Act, or under the securities regulations of the SEC, since December 31, 2012 (all such filed or furnished documents, together with all exhibits and schedules thereto and all information incorporated therein by reference, the “FNB Reports”). As of their respective filing dates (and, in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of mailing, respectively), except to the extent that any FNB Report has been amended by a subsequently filed FNB Report prior to the date hereof, in which case, as of the date of such amendment, (i) the FNB Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and (ii) none of the FNB Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of FNB’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. (b) The financial statements (including the related notes thereto) included (or incorporated by reference) in the FNB Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be expressly indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of FNB and its Subsidiaries as of the dates thereof and their respective consolidated results of operations, changes in shareholders’ equity and changes in cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. (c) There are no outstanding comments from or unresolved issues raised by the SEC staff with respect to the FNB Reports. (d) The books and records of FNB and its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. The records, systems, controls, data and information of FNB and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of FNB or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have a material adverse effect on the system of internal accounting controls described in the following sentence. FNB and its Subsidiaries have implemented and maintain a system of internal accounting controls

- 33 - effective to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. FNB (i) has implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) effective to ensure that material information relating to FNB, including its consolidated Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of FNB by others within those entities to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the FNB Reports and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to FNB’s outside auditors and the audit committee of the Board of Directors of FNB (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that would be reasonably likely to adversely affect FNB’s ability to accurately record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in FNB’s internal control over financial reporting. (e) Since December 31, 2012, (A) neither FNB nor any of its Subsidiaries nor, to the knowledge of FNB, any director, officer, employee, auditor, accountant or representative of FNB or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of FNB or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that FNB or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing FNB or any of its Subsidiaries, whether or not employed by FNB or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by FNB or any of its officers, directors, employees or agents to the Board of Directors of FNB or any committee thereof or to any of FNB’s directors or officers. 4.7 Broker’s Fees. Except for RBC Capital Markets, LLC, neither FNB nor any FNB Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions this Agreement contemplates. 4.8 Absence of Certain Changes or Events. Since December 31, 2014, (i) FNB and the FNB Subsidiaries have, except in connection with the negotiation and execution and delivery of this Agreement, carried on their respective businesses in all material respects in the ordinary course consistent with past practice and (ii) there has not been any Material Adverse Effect with respect to FNB. 4.9 Legal Proceedings. (a) There is no pending, or, to FNB’s knowledge, threatened, litigation, action, suit, proceeding, investigation or arbitration by any Person or Governmental Entity relating to FNB, any of its Subsidiaries or any of their respective properties or permits, licenses or authorizations that has had, or is reasonably likely to have, a Material Adverse Effect on FNB.

- 34 - (b) There is no judgment or order of any Governmental Entity or regulatory restriction, other than those of general application that apply to similarly situated financial or bank holding companies or their Subsidiaries, that has been imposed upon FNB, any of its Subsidiaries or the assets of FNB or any of its Subsidiaries that has had or is reasonably likely to have, a Material Adverse Effect on FNB. 4.10 Taxes and Tax Returns. Each of FNB and its Subsidiaries has duly and timely filed, including all applicable extensions, all income or other material Tax Returns required to be filed by it on or prior to the date of this Agreement, all such Tax Returns being accurate and complete in all material respects, has timely paid or withheld and timely remitted all Taxes shown thereon as arising and has duly and timely paid or withheld and timely remitted all Taxes, whether or not shown on any Tax Return, that are due and payable or claimed to be due from it by a Governmental Entity, other than Taxes that (i) are not yet delinquent or are being contested in good faith, which have not been finally determined, and (ii) have been adequately reserved against in accordance with GAAP. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of each of FNB and its Subsidiaries. Neither FNB nor any of its Subsidiaries has granted any extension or waiver of the limitation period for the assessment or collection of Tax that remains in effect. There are no disputes, audits, examinations or proceedings in progress or pending, including any notice received of any intent to conduct an audit or examination, or claims asserted, for Taxes upon FNB or any of its Subsidiaries. No claim has been made by a Governmental Entity in a jurisdiction where FNB or any of its Subsidiaries has not filed Tax Returns such that FNB or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. All deficiencies asserted or assessments made as a result of any examinations by any Governmental Entity of the Tax Returns of, or including, FNB or any of its Subsidiaries have been fully paid. No issue has been raised by a Governmental Entity in any prior examination or audit of each of FNB and its Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency in respect of such Governmental Entity for any subsequent taxable period. There are no Liens for Taxes, other than statutory liens for Taxes not yet due and payable, upon any of the assets of FNB or any of its Subsidiaries. Neither FNB nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement, other than such an agreement or arrangement exclusively between or among FNB and its Subsidiaries. Except as disclosed in Section 4.10 of the FNB Disclosure Schedules, neither FNB nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return, other than a group the common parent of which was FNB, or (B) has any liability for the Taxes of any Person, other than FNB or any of its Subsidiaries, under Treas. Reg. § 1.1502-6, or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise. Neither FNB nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)”, within the meaning of Section 355(e) of the Code, of which the Merger is also a part, a “distributing corporation” or a “controlled corporation”, within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. No share of FNB Common Stock is owned by a Subsidiary of FNB. FNB is not and has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither FNB, its Subsidiaries nor any other Person on their behalf has executed or entered into any written agreement with, or obtained or

- 35 - applied for any written consents or written clearances or any other Tax rulings from, nor has there been any written agreement executed or entered into on behalf of any of them with any Governmental Entity, relating to Taxes, including any IRS private letter rulings or comparable rulings of any Governmental Entity and closing agreements pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of any applicable Law, which rulings or agreements would have a continuing effect after the Effective Time. Neither FNB nor any of its Subsidiaries has engaged in any transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a “listed transaction,” as set forth in Treas. Reg. § 1.6011-4(b)(2). FNB has made available to MBI complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of FNB and its Subsidiaries relating to the taxable periods beginning on and after January 1, 2011, and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to FNB or its Subsidiaries. Neither FNB, nor any of its Subsidiaries will be required to include any item of material income in, or exclude any material item of deduction from, taxable income for any taxable period, or portion thereof, ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Effective Time, (iii) prepaid amount received on or prior to the Closing Date or (iv) deferred intercompany gain or any excess loss account of FNB or any of its Subsidiaries for periods or portions of periods described in Treasury Regulations under Section 1502 of the Code, or any corresponding or similar provision of state, local or foreign Law, for periods, or portions thereof, ending on or before the Closing Date. 4.11 Employee Benefits. For purposes of this Agreement, the following terms shall have the following meanings: “FNB Benefit Plan” means any employee benefit or compensation plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of FNB or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by FNB or any of its Subsidiaries or to which FNB or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, whether or not such plan is subject to ERISA, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, equity compensation, severance, employment, change of control or fringe benefit plan, program or policy. “FNB Employment Agreement” means a contract, offer letter or agreement of FNB or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee pursuant to which FNB or any of its Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services. (a) Section 4.11(a) of the FNB Disclosure Schedule includes a complete list of all FNB Benefit Plans and all FNB Employment Agreements.

- 36 - (b) With respect to each FNB Benefit Plan, FNB made available to MBI a true, correct and complete copy of: (i) each writing constituting a part of such FNB Benefit Plan, including all plan documents, trust agreements, and insurance contracts and other funding vehicles, (ii) the two most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any, (iii) the current summary plan description and any summaries of material modifications, (iv) the most recent annual financial report for each applicable FNB Benefit Plan, if any, (v) the most recent actuarial report, if any, (vi) the most recent determination or opinion letter from the IRS, if any, and (vii) the most recent minimum coverage and discrimination testing results, if any. FNB has made available to MBI a true, correct and complete copy of each FNB Employment Agreement. (c) All contributions required to be made to any FNB Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any FNB Benefit Plan, for the period six (6) years prior to and through the date of this Agreement, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date of this Agreement, have been fully reflected on the financial statements to the extent required by GAAP. Each FNB Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (ii) is unfunded. (d) With respect to each FNB Benefit Plan, FNB and its Subsidiaries have complied, and are in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such FNB Benefit Plans, including Code Section 409A. Each FNB Benefit Plan has been administered in all material respects in accordance with its terms. There are not now, nor do any circumstances exist that would reasonably be likely to give rise to, any requirement for the posting of security with respect to a FNB Benefit Plan or the imposition of any material lien on the assets of FNB or any of its Subsidiaries under ERISA or the Code. Section 4.11(d) of the FNB Disclosure Schedule identifies each FNB Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“FNB Qualified Plans”). The IRS has issued a favorable determination letter with respect to each FNB Qualified Plan and the related trust which has not been revoked, or FNB is entitled to rely on a favorable opinion issued by the IRS. To the knowledge of FNB, there are no existing circumstances and no events have occurred that would reasonably be likely to adversely affect the qualified status of any FNB Qualified Plan or the related trust. To the knowledge of FNB, none of FNB and its Subsidiaries nor any other Person, including any fiduciary, has engaged in any “prohibited transaction”, as defined in Section 4975 of the Code or Section 406 of ERISA, which would reasonably be likely to subject FNB, any of its Subsidiaries or any Person that FNB or any of its Subsidiaries has an obligation to indemnify, to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. (e) No FNB Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code has failed to satisfy the minimum funding standards contained in Section 302 of ERISA and Section 412 of the Code. With respect to such FNB Benefit Plans, except as would not have, individually or in the aggregate, a Material Adverse Effect: (i) the fair market value of the assets of such FNB Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such FNB Benefit Plan, whether or not

- 37 - vested, on a termination basis, (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iii) all premiums to the PBGC have been timely paid in full, (iv) no liability, other than for premiums to the PBGC, under Title IV of ERISA has been or would reasonably be likely to be incurred by FNB or any of its Subsidiaries and (v) the PBGC has not instituted proceedings to terminate any such FNB Benefit Plan and, to FNB’s knowledge, no condition exists that makes it reasonably likely that such proceedings will be instituted or which would reasonably be likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such FNB Benefit Plan. (f) (i) No FNB Benefit Plan is a Multiemployer Plan or a Multiple Employer Plan, (ii) none of FNB and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan and (iii) none of FNB and its Subsidiaries nor any of their respective ERISA Affiliates has incurred, during the last six years, any Withdrawal Liability that has not been satisfied in full. There does not now exist, nor do any circumstances exist that would reasonably be likely to result in, any Controlled Group Liability that would be a liability of FNB or any of its Subsidiaries following the Effective Time, other than such liabilities that arise solely out of, or relate solely to, the FNB Benefit Plans or the FNB Employment Agreements. Without limiting the generality of the foregoing, neither FNB nor any of its Subsidiaries, nor, to FNB’s knowledge, any of their respective ERISA Affiliates, has engaged in any transaction described in Sections 4069, 4204 or 4212 of ERISA. (g) Other than as set forth in Section 4.11(g) of the FNB Disclosure Schedule, FNB and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code, Part 6 of Title I of ERISA or applicable law and at no expense to FNB and its Subsidiaries. (h) Neither the execution nor the delivery of this Agreement nor the consummation of the transactions this Agreement contemplates will, either alone or in conjunction with any other event, whether contingent or otherwise, (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of FNB or any of its Subsidiaries, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, including deferred compensation, or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code or additional tax under Section 409A of the Code. (i) No labor organization or group of employees of FNB or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to FNB’s knowledge, threatened to be brought or filed, with the National Labor Relations Board. Each of FNB and its Subsidiaries is in material compliance with all applicable Laws and collective bargaining agreements respecting employment and employment

- 38 - practices, terms and conditions of employment, wages and hours and occupational safety and health. 4.12 Compliance with Applicable Law. FNB and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, all Laws applicable to FNB or any of its Subsidiaries, including the Equal Credit Opportunity Act, the United States Foreign Corrupt Practices Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot) Act of 2001, the Bank Secrecy Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Regulation O and applicable limits on loans to one borrower, except where such failure to hold or such noncompliance is not reasonably likely to, either individually or in the aggregate, have a Material Adverse Effect on FNB. FNB and each of the FNB Subsidiaries have been and are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. 4.13 Contracts. Except for matters that have not had and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, (a) none of FNB nor any of its Subsidiaries is, with or without the lapse of time or the giving of notice, or both, in breach or default in any material respect under any material contract, lease, license or other agreement or instrument, (b) to the knowledge of FNB, none of the other parties to any such material contract, lease, license or other agreement or instrument (excluding instruments or agreements relating to Loans) is, with or without the lapse of time or the giving of notice, or both, in breach or default in any material respect thereunder and (c) neither FNB nor any of its Subsidiaries has received any written notice of the intention of any party to terminate or cancel any such material contract, lease, license or other agreement or instrument, whether as a termination or cancellation for convenience or for default of FNB or any of its Subsidiaries. 4.14 Agreements with Regulatory Agencies. Neither FNB nor any of its Subsidiaries is subject to any cease-and-desist or other order or action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2012, a recipient of any supervisory letter from, or since December 31, 2012, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated financial holding companies or their Subsidiaries (each item in this sentence, a “FNB Regulatory Agreement”), nor has FNB or any of its Subsidiaries been advised in writing or, to the knowledge of FNB, orally, since January 1, 2013 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such FNB Regulatory Agreement. Each bank Subsidiary of FNB has at least a “satisfactory” rating under the U.S. Community Reinvestment Act.

- 39 - 4.15 Undisclosed Liabilities. Neither FNB nor any of its Subsidiaries has, and since December 31, 2014, neither FNB nor any of its Subsidiaries has incurred, any liabilities or obligations, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due, except for (i) those liabilities properly accrued or reserved against in the audited consolidated balance sheet of FNB and its Subsidiaries as of March 31, 2015 included in the FNB Reports, (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 2015, (iii) liabilities and obligations that are not material to FNB and its Subsidiaries, taken as a whole, and (iv) any liabilities incurred with respect to the transactions contemplated by this Agreement. 4.16 Environmental Liability. To FNB’s knowledge, (i) FNB and its Subsidiaries are in compliance in all material respects with applicable Environmental Laws, (ii) no Contamination exceeding applicable cleanup standards or remediation thresholds under any Environmental Law exists at any real property, including buildings or other structures, currently or formerly owned or operated by FNB or any of its Subsidiaries, that would reasonably be likely to result in a material Environmental Liability for FNB or its Subsidiaries, (iii) no Contamination exists at any real property owned by a third party that would reasonably be likely to result in a material Environmental Liability for FNB or its Subsidiaries, (iv) neither FNB nor any of its Subsidiaries has received any written notice, demand letter, claim or request for information alleging any material violation of, or liability under, any Environmental Law, (v) neither FNB nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Entity or any third party under any Environmental Law that would reasonably be likely to result in a material Environmental Liability of FNB or its Subsidiaries and (vi) FNB has made available to MBI copies of all material environmental reports or studies, sampling data, correspondence and filings in its possession or relating to FNB, its Subsidiaries and any currently owned or leased property of FNB which were prepared in the last five (5) years. 4.17 Reorganization. As of the date of this Agreement, to the knowledge of FNB, no fact or circumstance exists that would reasonably be likely to prevent the Merger from qualifying for the Intended Tax Treatment. 4.18 Loans; Nonperforming and Classified Assets. (a) Each Loan on the books and records of FNB and its Subsidiaries (i) was made and has been serviced in all material respects in accordance with their customary lending standards in the ordinary course of business, (ii) is evidenced in all material respects by appropriate and sufficient documentation, (iii) to the extent secured, has been secured by valid Liens, which have been perfected in accordance with all applicable Laws and, (iv) to the knowledge of FNB, constitutes the legal, valid and binding obligation of the obligor named in the contract evidencing such Loan, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditor’s rights or by general equity principles. (b) FNB has set forth in Section 4.18 of the FNB Disclosure Schedule as to FNB and each FNB Subsidiary as of the latest practicable date prior to the date of this Agreement: (i) any Loan under the terms of which the obligor is 90 or more days delinquent in payment of principal or interest, or to FNB’s knowledge, in default of any other material

- 40 - provision thereof, (ii) each loan that has been classified as “substandard,” “doubtful,” “loss” or “special mention” or words of similar import by FNB, a FNB Subsidiary or an applicable Regulatory Agency, (iii) a listing of OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof, and (iv) each written or oral loan agreement, note or borrowing arrangement, including leases, credit enhancements, commitments, guarantees and interest- bearing assets, with any Affiliate. 4.19 Fiduciary Accounts. FNB and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in all material respects in accordance with the terms of the governing documents and applicable Laws. To FNB’s knowledge, neither FNB nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account. 4.20 Allowance for Loan Losses. At the date of this Agreement, FNB Bank’s allowance for loan losses is sufficient for its reasonably anticipated loan losses, is in compliance with the standards established by applicable Governmental Entities and is adequate under GAAP. 4.21 Ownership of MBI Shares. As of the date hereof, neither FNB, nor, to the knowledge of FNB, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, any MBI Common Shares, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any MBI Common Shares. None of FNB or its Subsidiaries is now, nor at any time within the last three years has been, an “interested shareholder” or an affiliate of an interested shareholder, as such terms are defined in Section 2538 of the PBCL. 4.22 Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. FNB Bank is in compliance in all material respects with the Bank Secrecy Act, the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti- Terrorist Financing Act and all regulations promulgated thereunder. Except as would not be material to FNB and its Subsidiaries, taken as a whole, FNB Bank (i) has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts, (ii) has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the U.S. Department of the Treasury, including the IRS, and (iii) has timely filed all Suspicious Activity Reports with the Financial Institutions – Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it pursuant to the laws and regulations referenced in this Section.

- 41 - ARTICLE 5 COVENANTS RELATING TO CONDUCT OF BUSINESS 5.1 Conduct of Businesses Prior to the Effective Time. (a) During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, each of FNB and MBI shall, and shall cause each of their respective Subsidiaries to (i) conduct its business in the ordinary course in all material respects, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (iii) take no action that would reasonably be likely to prevent or materially impede or delay the obtaining of, or materially adversely affect the ability of the parties expeditiously to obtain, any necessary approvals of any Regulatory Agency, Governmental Entity or any other person or entity required for the transactions this Agreement contemplates or to perform its covenants and agreements under this Agreement or to consummate the transactions this Agreement contemplates. (b) Subject to applicable Law, including Laws with respect to the exchange of information, the disclosure of confidential supervisory information, the protection of personally identifiable information and the exercise of a controlling influence over the management or policies of another Person, MBI agrees that between the date of this Agreement and the Effective Time: (i) (1) the materials to be presented at the meetings of any Metro Bank loan committee shall be provided to a designated representative of FNB at the same time such materials are provided to such loan committee; (2) MBI shall provide the minutes of each such meeting to the designated FNB representative promptly after such meeting; (3) MBI shall prepare and furnish to FNB at least quarterly an update of the reserves and other allowances for loan losses reflected in MBI’s financial statements included in the MBI Reports as of and for the year ended December 31, 2014 and for the three months ended March 31, 2015; (4) MBI shall promptly notify FNB if MBI or any MBI Subsidiary has been notified by any state or federal bank regulatory agency that its reserves are inadequate or that its practices for establishing its reserves or in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that any Regulatory Agency having jurisdiction over MBI or any MBI Subsidiary or MBI’s independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of MBI; (5) MBI shall prepare and furnish to FNB at least monthly an updated list of all extensions of credit and OREO that have been classified by MBI or any MBI Subsidiary as other loans specifically mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import; (6) MBI shall provide the Metro Bank underwriting materials and documentation to the designated FNB representative for each SBA Loan in excess of $1.5 million at such time that such materials and documentation are presented to any MBI or Metro Bank loan committee for review; and (7) MBI acknowledges that FNB reserves the right to observe the loan approval process by the Board of Directors of Mero Bank or any loan committee of MBI or Metro Bank;

- 42 - (ii) upon request of FNB, MBI shall furnish to FNB such information to which MBI has access or prepares in the ordinary course of business as FNB may reasonably request regarding any loans, loan relationships and commitments of Metro Bank entered into between July 15, 2015, and the date hereof; and (iii) upon request of FNB, MBI shall furnish to FNB such information to which MBI has access or prepares in the ordinary course of business as FNB may reasonably request regarding any loans, loan relationships and commitments of Metro Bank entered into after the date hereof in which the amount involved is equal to or greater than (i) $3.0 million on a secured basis and (ii) $500,000 on an unsecured basis. 5.2 MBI Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or as set forth on Section 5.2 of the MBI Disclosure Schedule, MBI shall not, and shall not permit any of the MBI Subsidiaries to, without the prior written consent of FNB (which shall not be unreasonably withheld): (a) (i) other than (A) regular quarterly cash dividends by MBI at a rate not in excess of $0.07 per MBI Common Share, (B) dividends and distributions by a direct or indirect Subsidiary of MBI to MBI or any direct or indirect wholly owned Subsidiary of MBI or (C) dividends on MBI Preferred Stock, declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except upon the exercise of MBI Stock Options in accordance with their present terms or (iii) purchase, redeem or otherwise acquire any shares of capital stock or other securities of MBI or any of the MBI Subsidiaries, or any rights, warrants or options to acquire any such shares or other securities, except for withholding of shares in satisfaction of tax obligations upon the settlement of any MBI ESPP Shares or the exercise of any MBI Stock Option or in connection with the redemption of the MBI Preferred Stock contemplated hereby; (b) grant any stock options, stock appreciation rights, restricted stock awards, phantom stock awards or performance share awards, or other equity or equity-based awards with respect to MBI Common Shares under any of the MBI Stock Plans, deferred income plans or otherwise, except as required by an existing contract, plan, arrangement or policy, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, or issue any additional shares of capital stock or other securities, other than the issuance of MBI Common Shares upon the exercise of MBI Stock Options or upon settlement of rights to purchase MBI Common Shares under the MBI ESPP; (c) amend the MBI Articles, MBI Bylaws or other comparable organizational documents of any of the MBI Subsidiaries; (d) (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of, or by any other manner, any business or any Person, or otherwise acquire or agree to acquire any assets except (x) inventory or other similar assets (A) in the ordinary course of business consistent with past practice and (B) that do not

- 43 - exceed $100,000 in the aggregate or (y) with respect to capital expenditures (which shall be subject to Section 5.2(k)), or (ii) open, acquire, close or sell any branches; (e) (i) sell, lease, license, mortgage or otherwise encumber or subject to any Lien, or otherwise dispose of any of its properties or assets other than transactions (A) in the ordinary course of business consistent with past practice and (B) other than with respect to transactions involving investment securities, that do not exceed $100,000 in the aggregate, or (ii) sell, transfer or otherwise dispose of all or any portion or interest in (1) any Loan (other than an SBA Loan) having an original principal value of more than $250,000, or (2) the secured portion of any SBA Loan that is in excess of $750,000; provided that, notwithstanding the foregoing provisions of this Section 5.2(e)(ii)(2), MBI and the MBI Subsidiaries shall be permitted to sell, transfer or dispose of all of the secured and unsecured portion of any SBA Loan; (f) (i) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any Person, other than MBI or any MBI Subsidiary, except for (A) borrowings having a maturity of not more than 90 days under existing credit facilities, (B) renewals, extensions or replacements of such existing credit facilities that (1) are incurred in the ordinary course of business consistent with past practice, (2) do not increase the aggregate amount available thereunder, (3) do not provide for any termination fees or pre-payment penalties, (4) do not contain any new provisions limiting or otherwise affecting the ability of MBI or any of the MBI Subsidiaries or successors from terminating or pre-paying such facilities, and (5) do not contain financial terms materially less advantageous than existing credit facilities, and (C) ordinary advances and reimbursements to employees and endorsements of banking instruments made in the ordinary course of business consistent with past practice, or (ii) make any capital contributions to, or investments in, any Person other than its wholly owned Subsidiaries; (g) change in any material respect its accounting methods, except as may be necessary and appropriate to conform to changes in Tax law requirements, changes in GAAP or regulatory accounting principles or as required by MBI’s independent auditors or its Regulatory Agencies; (h) change in any material respect its underwriting, operating, investment or risk management or other similar policies, procedures or practices of MBI or any of the MBI Subsidiaries except as required by applicable law or policies imposed by any Regulatory Agency or any Governmental Entity; (i) make, change or revoke any material Tax election, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, settle any material Tax claim or assessment or surrender any right to claim a refund of a material amount of Taxes; (j) terminate or waive any material provision of any agreement, contract or obligation that is material to MBI or any of its Subsidiaries or enter into or renew any such agreement, contract or obligation, including any bank owned life insurance policies;

- 44 - (k) incur any capital expenditures in excess of $100,000 individually or $200,000 in the aggregate; (l) except as required by agreements or instruments in effect on the date of this Agreement, alter in any material respect, or enter into any commitment to alter in any material respect, any material interest in any corporation, association, joint venture, partnership or business entity in which MBI directly or indirectly holds any equity or ownership interest on the date of this Agreement, other than any interest arising from any foreclosure, settlement in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with past practice; (m) agree or consent to any material agreement or material modifications of existing agreements with any Regulatory Agency or Governmental Entity in respect of the operations of its or its Subsidiaries’ businesses, except as required by applicable Law based upon the advice of MBI’s legal advisors; (n) pay, discharge, settle or compromise any claim, action, litigation, arbitration, suit, investigation or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in an amount payable by MBI or the MBI Subsidiaries (taking into account applicable insurance) not in excess of $50,000 individually or $150,000 in the aggregate; (o) issue any broadly distributed communication of a general nature to employees, including general communications relating to benefits and compensation, or customers without the prior approval of FNB (which approval will not be unreasonably delayed or withheld), except for communications in the ordinary course of business that do not relate to the Merger or other transactions this Agreement contemplates; (p) take any action, or knowingly fail to take any action, which action or failure to act would be reasonably likely to prevent the Merger from qualifying for the Intended Tax Treatment; (q) take any action that would be reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions this Agreement contemplates; (r) take any action that is intended or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied, except, in every case, as may be required by applicable Law; (s) (i) make, renew or otherwise modify any Loan to any Person if the Loan is an existing credit on the books of MBI and classified as “doubtful” or “loss” or if the Loan relationship is in excess of $1,500,000 and classified as “substandard” or “special mention”, or (ii) make or renew any Loan to any Person for whom the Loan relationship is set forth in Section 5.2(s) of the MBI Disclosure Schedule if, after making or renewing a Loan, such Person would be indebted to Metro Bank in an aggregate amount in excess of $500,000, or (iii) make, renew or otherwise modify any Loan or Loans if immediately after making an unsecured Loan or Loans, such individual would be indebted to Metro Bank in an aggregate amount in excess of

- 45 - $500,000 (or in the case of any Person other than an individual, such Person would be indebted to Metro Bank in an aggregate amount in excess of $1,000,000) on an unsecured basis or an under secured basis (i.e., the fair market value of the collateral securing such Loan and any replacements thereof is less than the principal value of such Loan and any replacements thereof), or (iv) make any fully secured Loan or Loans to any Person (including any SBA Loan, as separately provided in clause (vii) for avoidance of doubt), except for any Loan secured by a first mortgage on single family owner-occupied real estate, if, immediately after making a secured Loan, such Person would be indebted to Metro Bank in an aggregate amount in excess of $5,000,000, or (v) make, renew or otherwise modify any Loan or Loans secured by an owner- occupied 1-4 single-family residence with a principal balance in excess of $750,000, or (vi) make, renew or otherwise modify any Loan for the construction of infrastructure or related improvements or any land purchase or other land or land development-type loan with a principal balance in excess of $750,000, or (vii) make any SBA Loan in a gross amount (i.e., including any “sold” portion thereof) equal to or exceeding $1,500,000, or (viii) originate, make, participate in or purchase (1) any hotel, golf course or tax lien Loan or (2) any restaurant Loan exceeding $500,000, or (ix) in any event if such Loan does not conform with Metro Bank’s Credit Policy Manual if, in the case of any of the foregoing types of Loans described in (i) through (viii), FNB shall object thereto within three business days after receipt of MBI’s notice of such a proposed Loan, it being understood that the failure to provide a written objection within three business days after receipt of notice of such proposed Loan from Metro Bank shall be deemed as the approval of FNB to make such Loan or Loans; (t) (i) make any material changes in its policies and practices with respect to (A) underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service Loans or (B) its hedging policies and practices, in each case except as may be required by such policies and practices or by any applicable Laws or (ii) make, renew, amend or modify, including by entering into any forbearance agreement with respect to, any Loan, in each case, other than in the ordinary course of business and consistent with the then-effective policies and practices of MBI and the MBI Subsidiaries; (u) other than in the ordinary course of business consistent with past practice, originate, participate or purchase any new Loan that is (i) serviced by a third party or (ii) outside of Berks, Cumberland, Dauphin, Lancaster, Lebanon and York Counties, Pennsylvania, or the counties contiguous thereto; (v) enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of MBI or its Subsidiaries or grant any salary or wage increase or increase any employee benefit, including discretionary or other incentive or bonus payments or discretionary or matching contributions to any deferred compensation plan, make any grants of awards to newly hired employees or accelerate the vesting of any unvested stock options or stock awards, including phantom units, except as required under the terms of any MBI Benefit Plan existing as of the date hereof and except for: (i) merit increases for those employees of MBI and its Subsidiaries who would normally be eligible for a merit increase during the period

- 46 - commencing on the date hereof through the Closing Date according to MBI’s customary and normal practices and as set forth in Section 5.2(v)(i) of the MBI Disclosure Schedule; (ii) bonuses payable for 2015 performance in accordance with MBI’s short-term incentive plan and accrued in accordance with MBI’s customary and normal practices and as set forth in Section 5.2(v)(ii) of the MBI Disclosure Schedule; (iii) changes that are required by applicable Law or are advisable in order to (A) comply with Section 409A of the Code or (B) prevent the imposition of an excise tax under Section 280G of the Code, in either case, upon prior written notice to and written consent by FNB; and (iv) the making of required contributions under the MBI Retirement Savings Plan (the “401(k) Plan”) as in existence on the date of this Agreement. (w) Hire any person as an employee of MBI or any of the MBI Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date of this Agreement and described in Section 5.2(w) of the MBI Disclosure Schedule or (ii) to fill any vacancies existing as of the date of this Agreement and described in Section 5.2(w) of the MBI Disclosure Schedule or (iii) to fill any vacancies arising after the date of this Agreement at a comparable level of compensation with persons whose employment is terminable at the will of MBI or a MBI Subsidiary of MBI, as applicable; provided, however, that such total salary and target bonus opportunity for any one employee may not exceed the annual rate of $65,000; (x) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by any provision of this Section 5.2; (y) engage in any new loan transaction with an officer or director or principal shareholder (as such terms are defined in 12 C.F.R. Part 215), it being acknowledged and agreed by MBI that each such loan transaction that MBI presents to FNB for approval pursuant to this Section 5.2(y) shall be required to comply with Regulation O (as interpreted and enforced by the OCC); (z) purchase any equity securities or purchase any debt securities other than debt securities (i) with a quality rating of “AAA” by either Standard & Poor’s Ratings Services or Moody’s Investors Services, and (ii) having a duration not exceeding two (2) years; (aa) convert the data processing and related information and/or accounting systems of MBI or any of its Subsidiaries before the earlier of (i) the consummation of the Merger or (ii) the termination of this Agreement in accordance with its terms; or (bb) except as otherwise set forth in this Agreement, except for agreements, arrangements or commitments entered into as a result of the transactions this Agreement contemplates, and except as provided for in a business plan, budget or similar plan made available to FNB prior to the date of this Agreement, assign, transfer, pledge, hypothecate or otherwise dispose of any assets having a book or market value, whichever is greater, in the aggregate in excess of $100,000, other than (i) pledges of, or Liens on, assets to secure

- 47 - government deposits, advances made to MBI or the MBI Subsidiaries by the Federal Home Loan Bank Board or the Federal Reserve Board, the payment of Taxes, assessments, or similar charges which are not yet due and payable, the payment of deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts consistent with past practices, or the collection and/or processing of checks, drafts of letters of credit consistent with customary banking practices or the exercise of trust powers, (ii) sales of assets received in satisfaction of debts previously contracted in the ordinary course of its banking business (iii) issuances of Loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by MBI or a MBI Subsidiary or repurchase agreements made, in each case, in the ordinary course of banking business or (iv) transactions otherwise in the ordinary course of business consistent with past practice. 5.3 FNB Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or set forth in Section 5.3 of the FNB Disclosure Schedule, FNB shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of MBI (which shall not be unreasonably withheld): (a) amend, repeal or otherwise modify any provision of the FNB Charter or the FNB Bylaws other than those that would not be adverse to MBI or its shareholders or those that would not impede FNB’s ability to consummate the transactions this Agreement contemplates; (b) take any action, or knowingly fail to take any action, which action or failure to act would be reasonably likely to prevent the Merger from qualifying for the Intended Tax Treatment; (c) take any action that is intended or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied, except as may be required by applicable Law; (d) make any material investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity, in any case to the extent such action would be reasonably likely to prevent, or materially impede or delay, the consummation of the transactions this Agreement contemplates; (e) take any action that would be reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions this Agreement contemplates; or (f) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.3. 5.4 Voting Agreements. MBI shall deliver on the date of this Agreement an executed Voting Agreement, in the form attached to this Agreement as Exhibit “B” (the “Voting Agreement”), from each of the members of the Board of Directors of MBI set forth in Section 5.4 of the MBI Disclosure Schedule, and will use its reasonable best efforts to deliver executed

- 48 - Voting Agreements from each other member of the MBI Board of Directors within ten (10) business days following the date of this Agreement. ARTICLE 6 ADDITIONAL AGREEMENTS 6.1 Regulatory Matters. (a) FNB agrees to prepare and file, as soon as practicable (but in any case, within sixty (60) days of the date of this Agreement), the Registration Statement with the SEC in connection with the issuance of FNB Common Stock in the Merger including the Joint Proxy Statement and prospectus and other proxy solicitation materials of MBI and FNB constituting a part thereof and all related documents. MBI shall prepare and furnish to FNB such information relating to it and its Subsidiaries, directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents. MBI and its legal, financial and accounting advisors shall have the right to review in advance and approve, which approval shall not be unreasonably withheld, such Registration Statement prior to its filing. MBI agrees to cooperate with FNB and FNB’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Joint Proxy Statement. As long as MBI has cooperated as described above, FNB agrees to file, or cause to be filed, the Registration Statement and the Joint Proxy Statement with the SEC as promptly as reasonably practicable. Each of MBI and FNB agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. FNB also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions this Agreement contemplates. After the SEC has declared the Registration Statement effective under the Securities Act, each of MBI and FNB shall promptly mail the Joint Proxy Statement to their respective shareholders, and the expenses in connection therewith shall be borne in accordance with Section 9.3(a). (b) Each of MBI and FNB agrees that none of the respective information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of MBI and FNB agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Joint Proxy Statement and any amendment or supplement thereto shall at the dates of mailing to MBI’s shareholders and FNB’s shareholders, the MBI Shareholders Meeting and the FNB Shareholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading. Each of MBI and FNB further agrees that if such party shall become aware prior to the Effective Time of any information furnished by such party that would cause any of the statements in the Registration

- 49 - Statement or the Joint Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and an appropriate amendment or supplement describing such information shall be filed promptly with the SEC and, to the extent required by law, disseminated to the shareholders of MBI. (c) FNB agrees to advise MBI, promptly after FNB receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of FNB Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent FNB is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. (d) The parties shall cooperate with each other and use their respective reasonable best efforts to promptly (but in any case, within sixty (60) days of the date of this Agreement) prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties, Regulatory Agencies and Governmental Entities that are necessary or advisable to consummate the transactions this Agreement contemplates, including the Merger and the Bank Merger, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Regulatory Agencies and Governmental Entities. MBI and FNB shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to MBI or FNB, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party, Regulatory Agency or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties, Regulatory Agencies and Governmental Entities necessary or advisable to consummate the transactions this Agreement contemplates and each party will keep the other apprised of the status of matters relating to completion of the transactions this Agreement contemplates. In furtherance and not in limitation of the foregoing, each of FNB and MBI shall use their respective reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require FNB or MBI to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Regulatory Agencies or Governmental Entities that would reasonably be likely to have a Material Adverse Effect on FNB, the Surviving Company or MBI, as the case may be, after giving effect to the Merger, after the Effective Time (a “Materially Burdensome Regulatory Condition”). In addition, MBI agrees to cooperate and use its reasonable best efforts to assist FNB in preparing and filing such petitions and filings, and in obtaining such permits, consents, approvals and authorizations of third parties, Regulatory Agencies and Governmental Entities, that may be necessary or advisable to effect any mergers and/or consolidations of Subsidiaries of MBI and FNB following consummation of the Merger.

- 50 - (e) Each of FNB and MBI shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of FNB, MBI or any of their respective Subsidiaries to any Regulatory Agency or Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. (f) Each of FNB and MBI shall promptly provide each other with any written communications received from any Regulatory Agency or Governmental Entity with respect to the transactions contemplated by this Agreement and will promptly advise the other upon receiving any oral communication with respect to the transactions contemplated by this Agreement from any Regulatory Agency or Governmental Entity whose consent or approval is required for consummation of the transactions this Agreement contemplates. (g) MBI and FNB shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, but after such consultation, to the extent practicable under the circumstances, issue such press release or make such public statements as may upon the advice of outside counsel be required by Law or the rules or regulations of the SEC, the Federal Reserve Board, the FDIC, the OCC, the NYSE or NASDAQ. In addition, the Chief Executive Officers of MBI and FNB shall be permitted to respond to appropriate questions about the Merger from the press. MBI and FNB shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Merger as reasonably requested by the other party. 6.2 Access to Information. (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each of MBI and FNB shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, the parties shall, and shall cause their respective Subsidiaries to, make available to the other party all other information concerning its business, properties and personnel as the other party may reasonably request. MBI shall, and shall cause each of its Subsidiaries to, provide to FNB a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state banking laws other than reports or documents that such party is not permitted to disclose under applicable Law. Neither MBI nor FNB nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would be likely to jeopardize or prejudice the attorney-client privilege or attorney work-product protection of such party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement, including Laws relating to confidential supervisory information. The parties shall make appropriate substitute disclosure

- 51 - arrangements under circumstances in which the restrictions of the preceding sentence apply to the extent possible in light of those restrictions. (b) All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreements entered into between MBI and FNB (the “Confidentiality Agreements”). (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth in this Agreement. 6.3 Shareholder Approvals. (a) MBI shall call a meeting of its shareholders for the purpose of obtaining the Requisite MBI Vote (the “MBI Shareholders Meeting”), and shall use its reasonable best efforts to convene such meeting as soon as reasonably practicable following the Registration Statement being declared effective. Subject to Section 6.11(b), MBI shall (i) through the Board of Directors of MBI, recommend that the shareholders of MBI approve and adopt this Agreement, and approve the Merger and the other transactions this Agreement contemplates, (ii) include such recommendation in the Joint Proxy Statement (the “MBI Recommendation”), and (iii) subject to the fiduciary duties of the Board of Directors of MBI, use its reasonable best efforts to obtain from its shareholders a vote approving and adopting the Merger and this Agreement. Without limiting the generality of the foregoing, MBI’s obligations pursuant to the first sentence of this Section 6.3 shall not be affected by the commencement, public proposal, public disclosure or communication to MBI of any Acquisition Proposal (as defined in Section 6.11(e)(i)) or by any change in MBI Recommendation. (b) FNB shall call a meeting of its shareholders for the purpose of obtaining the Requisite FNB Vote (the “FNB Shareholders Meeting”), and shall use its reasonable best efforts to convene such meeting as soon as reasonably practicable following the Registration Statement being declared effective. FNB shall recommend that the shareholders of FNB approve the issuance of FNB Common Stock pursuant to this Agreement and use its reasonable best efforts to obtain from its shareholders a vote approving such issuance in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual. FNB shall adjourn or postpone the FNB Shareholders Meeting if, as of the time for which such meeting is scheduled, there are insufficient shares of FNB Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting FNB has not received proxies representing a sufficient number of shares necessary to obtain the Requisite FNB Vote. Notwithstanding anything to the contrary herein, the FNB Shareholders Meeting shall be convened and the issuance of FNB Common Stock pursuant to this Agreement shall be submitted to the shareholders of FNB at the FNB Shareholders Meeting for the purpose of voting on such issuance, and nothing contained herein shall be deemed to relieve FNB of such obligation. (c) MBI and FNB shall cooperate to schedule and convene the MBI Shareholders Meeting and the FNB Shareholders Meeting on the same date.

- 52 - 6.4 Commercially Reasonable Efforts; Cooperation. Each of MBI and FNB agrees to exercise good faith and use its commercially reasonable best efforts to satisfy the various covenants and conditions to Closing in this Agreement, and to consummate the transactions this Agreement contemplates as promptly as possible. 6.5 NYSE Approval. FNB shall cause the shares of FNB Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time. 6.6 Benefit Plans. (a) As soon as administratively practicable after the Effective Time, FNB shall take all reasonable action so that employees of MBI and the MBI Subsidiaries shall be entitled to participate in each FNB Benefit Plan of general applicability with the exception of FNB’s defined benefit pension plan and any other plan frozen to new participants (collectively, the “FNB Eligible Plans”) to the same extent as similarly-situated employees of FNB and its Subsidiaries, it being understood that inclusion of the employees of MBI and the MBI Subsidiaries in the FNB Eligible Plans may occur at different times with respect to different plans, provided that coverage shall be continued under corresponding MBI Benefit Plans until such employees are permitted to participate in the FNB Eligible Plans and provided further, however, that nothing contained in this Agreement shall require FNB or any of its Subsidiaries to make any grants to any former employee of MBI under any discretionary equity compensation plan of FNB or to provide the same level of (or any) employer contributions or other benefit subsidies as MBI or the MBI Subsidiaries have provided. Notwithstanding the foregoing, during the period commencing at the Effective Time and ending on the first anniversary thereof, FNB or its Subsidiaries shall provide severance payments and benefits to each employee of MBI and the MBI Subsidiaries that are no less favorable than the more favorable of the severance payments and benefits (x) set forth on Section 6.6(a) of the MBI Disclosure Schedule and (y) provided by FNB and its Subsidiaries to their similarly situated employees (b) FNB shall cause each FNB Eligible Plan in which employees of MBI and the MBI Subsidiaries are eligible to participate, to recognize, for purposes of determining eligibility to participate in, and vesting of, benefits under the FNB Eligible Plans, the service of such employees with MBI and the MBI Subsidiaries to the same extent as such service was credited for such purpose by MBI or the MBI Subsidiaries, and, solely for purposes of FNB’s vacation programs, for purposes of determining the benefit amount, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Except for the commitment to continue those MBI Benefit Plans that correspond to FNB Eligible Plans until employees of MBI and the MBI Subsidiaries are included in such FNB Eligible Plans, nothing in this Agreement shall limit the ability of FNB to amend or terminate any of the MBI Benefit Plans in accordance with and to the extent permitted by their terms at any time permitted by such terms. (c) At and following the Effective Time, and except as otherwise provided in this Section 6.6, FNB shall honor, and the Surviving Company shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of MBI and the MBI Subsidiaries and current and former directors

- 53 - of MBI and the MBI Subsidiaries existing as of the Effective Date under any MBI Benefit Plan. Any years of service recognized for purposes of this Section 6.6(c) will be taken into account under the terms of any generally applicable severance policy of FNB or its Subsidiaries. (d) At such time as employees of MBI and the MBI Subsidiaries become eligible to participate in a medical, dental or health plan of FNB or its Subsidiaries, FNB shall, to the extent reasonably practicable and available from its insurers, cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of FNB, (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such employee or dependent on or after the Effective Time to the extent such employee or dependent had satisfied any similar limitation or requirement under an analogous MBI Benefit Plan prior to the Effective Time, and (iii) provide each such employee of MBI and the MBI Subsidiaries and his or her eligible dependents with credit for any co-payments or coinsurance and deductibles paid prior to the Effective Time under an MBI Benefit Plan (to the same extent that such credit was given under the analogous MBI Benefit Plan prior to the Effective Time) in satisfying any applicable deductible, co-payment, coinsurance or maximum out-of-pocket requirements under any medical, dental or health plan of FNB or its Subsidiaries. (e) MBI shall adopt such Board resolutions and take such other action as FNB may reasonably request at least thirty (30) days prior to the Effective Time to cause the 401(k) Plan to be amended to freeze the employer stock fund and to be terminated immediately prior to the Effective Time (the “Plan Termination Date”) and the accounts of all participants and beneficiaries in the 401(k) Plan as of the Plan Termination Date to become fully vested as of the Plan Termination Date. As soon as practicable after the Effective Time, but in no event later than six (6) months after the Plan Termination Date, FNB shall file or cause to be filed all necessary documents with the IRS for a determination letter that the termination of the 401(k) Plan as of the Plan Termination Date will not adversely affect the plan’s qualified status. FNB shall use its reasonable best efforts to obtain such favorable determination letter; including adopting such amendments to the 401(k) Plan as may be requested by the IRS as a condition to its issuance of a favorable determination letter. As soon as practicable following the receipt of a favorable determination letter from the IRS regarding the qualified status of the 401(k) Plan upon its termination, the account balances in the 401(k) Plan shall be distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. The Surviving Company shall take all other actions necessary to complete the termination of the 401(k) Plan, including filing a Final Form 5500, that arise after the Effective Time. FNB agrees, to the extent permitted by applicable Law, to permit 401(k) Plan participants who become employees of FNB or its Subsidiaries to roll over their account balances in the 401(k) Plan and loans from the 401(k) Plan to the F.N.B. Corporation Progress Savings 401(k) Plan. Notwithstanding anything in Section 6.6(a) to the contrary, employees of MBI or any MBI Subsidiary who continue in employment with the Surviving Company following the Effective Time shall be eligible as of the Effective Time to participate in the F.N.B. Corporation Progress Savings 401(k) Plan. (f) Immediately prior to the Effective Time, MBI shall, at the written request of FNB, freeze or terminate each other MBI Benefit Plan as requested by FNB.

- 54 - (g) MBI shall take such action, and provide any required notices, as may be necessary or appropriate to cause any Person presently serving as a trustee or administrator to any MBI Benefit Plan to be removed effective as of the Effective Time and to appoint FNB, First National Trust Company, or such other FNB Subsidiary or committee as FNB shall specify, to serve as successor trustee or administrator to such removed individual trustees or administrators effective as of the Effective Time. (h) Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular MBI Benefit Plan; (ii) prevent FNB, MBI or any of their successors or Affiliates, after the Effective Time, from terminating the employment of any MBI employee who remains employed with MBI or any of the MBI Subsidiaries; or (iii) create any third party beneficiary rights in any employee of MBI or any of the MBI Subsidiaries, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any MBI employee by FNB, MBI or any of their successors or Affiliates or under any benefit plan which FNB, MBI or any of their successors or Affiliates may maintain. 6.7 Indemnification; Directors’ and Officers’ Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation (each a “Claim”) in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of MBI or any of the MBI Subsidiaries or who is or was serving at the request of MBI or any of the MBI Subsidiaries as a director, officer, employee, member, trustee or fiduciary of another Person (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of MBI or any of the MBI Subsidiaries or was serving at the request of the MBI or any of the MBI Subsidiaries as a director, officer, employee, member, trustee or fiduciary of another Person or (ii) this Agreement or any of the transactions this Agreement contemplates, whether asserted or arising before or after the Effective Time, the parties shall cooperate and use their best efforts to defend against such Claim and respond thereto. From and after the Effective Time, FNB shall, and shall cause the Surviving Company to, (A) indemnify and hold harmless, as and to the fullest extent currently provided under applicable Law, the MBI Articles and the MBI Bylaws, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses, including reimbursement for reasonable fees and expenses, including fees and expenses of legal counsel, and judgments, fines and amounts paid in settlement in connection with any such threatened or actual Claim and (B) advance expenses as incurred (including in advance of the final disposition of any Claim) by such Indemnified Party to the fullest extent permitted by applicable Law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) if required by applicable Law to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. (b) FNB and the Surviving Company agree that all rights to indemnification of liabilities, including advancement of expenses, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided under Section 6.7(a), shall survive the

- 55 - Merger and shall continue in full force and effect, without any amendment thereto; provided, however, that any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under the PBCL, the MBI Articles or the MBI Bylaws, as the case may be, shall be made by independent legal counsel, whose fees and expenses shall be paid by FNB and the Surviving Company, selected by such Indemnified Party and reasonably acceptable to FNB; and, provided further that nothing in this Section 6.7 shall impair any rights or obligations of any current or former director or officer of MBI or its Subsidiaries, including pursuant to the respective organizational documents of MBI, or its Subsidiaries, under the PBCL or otherwise. (c) Prior to the Effective Time, FNB shall obtain at the expense of MBI, and FNB shall maintain for a period of six years following the Effective Time, directors’ and officers’ liability insurance and fiduciary liability insurance policies covering the Indemnified Parties who as of the Effective Time are covered by MBI’s directors’ and officers’ liability insurance or fiduciary liability insurance policies, in respect of acts or omissions occurring at or prior to the Effective Time, including the transactions this Agreement contemplates, provided that these policies must be of at least the same coverage amounts and contain coverage terms and conditions that are not less advantageous than such policies of MBI. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time from an insurer or insurers selected by FNB that have an insurer financial strength rating by A.M. Best Co. of at least “A”, which policies provide the Indemnified Parties with coverage, from the Effective Time to the sixth anniversary of the Effective Time, including in respect of the transactions this Agreement contemplates, on terms that are no less advantageous to the Indemnified Parties than MBI’s directors’ and officers’ liability insurance or fiduciary liability insurance policies existing immediately prior to the date of this Agreement. If such prepaid policies have been obtained prior to the Effective Time, then FNB shall maintain such policies in full force and effect and continue the obligations thereunder. However, in no event shall FNB be required to expend for any one year an amount in excess of 250% of the annual premium currently paid by MBI for such insurance (the “Insurance Amount”), and further provided that if FNB is unable to maintain or obtain the insurance called for by this Section 6.7(c) as a result of the preceding provision, FNB shall use its commercially reasonable best efforts to obtain policies containing coverage amounts, terms and conditions that are the most advantageous as is available for the maximum Insurance Amount. (d) The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives. If the Surviving Company, or any of its successors or assigns, consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, transfers all or substantially all of its assets or deposits to any other entity or engages in any similar transaction, then in each case, the Surviving Company will cause proper provision to be made so that the successors and assigns of the Surviving Company will expressly assume the obligations of the Surviving Company set forth in this Section 6.7. 6.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including any merger between a Subsidiary of FNB, on the one hand, and a Subsidiary of MBI, on the other hand, or to vest the Surviving Company with full title to all properties, assets, rights, approvals,

- 56 - immunities and franchises of either party to the Merger, the proper officers and directors of each party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, FNB. 6.9 Advice of Changes. Each of FNB and MBI shall promptly advise the other of any change or event (i) having or reasonably likely to have a Material Adverse Effect on it or (ii) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties, or remedies with respect thereto, or the conditions to the obligations of the parties under this Agreement; provided, further, that a failure to comply with this Section 6.9 shall not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VII to be satisfied. 6.10 Dividends. Except for regular dividends paid at the quarterly rate in effect as of the date of this Agreement, after the date of this Agreement, MBI shall not declare or pay any dividend in respect of shares of MBI Common Shares, provided that, notwithstanding the foregoing provisions of this Section 6.10, after the date of this Agreement MBI shall coordinate the declarations of any dividends in respect of the MBI Common Stock and the record dates and payment dates relating thereto with FNB’s declaration of regular quarterly dividends on FNB Common Stock and the record dates and payment dates relating thereto, it being the intention of MBI and FNB that holders of MBI Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of MBI Common Stock and any shares of FNB Common Stock such holders receive in exchange therefor in the Merger. 6.11 Certain Actions. (a) From the date of this Agreement through the Effective Time, except as otherwise permitted by this Section 6.11, MBI will not, and will not authorize or permit any of its directors, officers, agents, employees, investment bankers, attorneys, accountants, advisors, agents, Affiliates or representatives (collectively, “MBI Representatives”) to, directly or indirectly, (i) initiate, solicit, encourage or take any action to facilitate, including by way of furnishing information, any Acquisition Proposal, as defined in Section 6.11(e)(i), or any inquiries with respect to or the making of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to MBI or any of the MBI Subsidiaries or afford access to the business, properties, assets, books or records of MBI or any of the MBI Subsidiaries, to otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal or (iii) except in accordance with Section 8.1(h), approve, endorse or recommend or enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to an Acquisition Proposal. (b) Notwithstanding anything in this Agreement to the contrary, MBI and its Board of Directors shall be permitted: (i) to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal provided that the Board of Directors of MBI shall not withdraw or modify in a manner adverse to FNB the MBI

- 57 - Recommendation except as set forth in subsection (iii) below, (ii) to engage in any discussions or negotiations with, and provide any information to, any third party in response to a bona fide Acquisition Proposal by any such third party, if (x) MBI’s Board of Directors concludes in good faith, based on the information then available after consultation with outside counsel and, with respect to financial matters, its financial advisors that failure to do so would result in a breach of their fiduciary duties under applicable Law and that such Acquisition Proposal constitutes a Superior Proposal, (y) prior to providing any information or data to any third party in connection with such Acquisition Proposal by any such third party, MBI’s Board of Directors receives from such third party an executed confidentiality agreement, which confidentiality terms shall be no less favorable to MBI than those contained in the Confidentiality Agreements between MBI and FNB, a copy of which executed confidentiality agreement shall have been provided to FNB for informational purposes, and (z) at least 48 hours prior to providing any information or data to any third party or entering into discussions or negotiations with any third party, MBI promptly notifies FNB in writing of the name of such third party and the material terms and conditions of any such Acquisition Proposal, and (iii) to withdraw, modify, qualify in a manner adverse to FNB, condition or refuse to make the MBI Recommendation (the “Change in MBI Recommendation”) if MBI’s Board of Directors concludes in good faith, based on the information then available after consultation with outside counsel and, with respect to financial matters, its financial advisors, that failure to do so would result in a breach their fiduciary duties under applicable Law. Notwithstanding any Change in MBI Recommendation, this Agreement shall be submitted to the shareholders of MBI at the MBI Shareholders’ Meeting for the purpose of voting on the approval of this Agreement and nothing contained herein shall be deemed to relieve MBI of such obligation; provided, however, that if the Board of Directors of MBI shall have effected a Change in MBI Recommendation, then the Board of Directors of MBI may submit this Agreement to MBI’s shareholders without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded), in which event the Board of Directors of MBI may communicate the basis for its lack of a recommendation to MBI’s shareholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by applicable Law. In addition to the foregoing, MBI shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger prior to the termination of this Agreement. (c) MBI will promptly, and in any event within 24 hours, notify FNB in writing of the receipt of any Acquisition Proposal or any information related thereto, which notification shall describe the Acquisition Proposal and identify the third party making the same. (d) MBI agrees that it will, and will use its reasonable best efforts to cause the MBI Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. MBI or its Representatives shall promptly after the date of this Agreement instruct each Person which has heretofore executed a confidentiality agreement relating to an Acquisition Proposal with or for the benefit of MBI to promptly return or destroy all information, documents and materials relating to an Acquisition Proposal or to MBI or its businesses, operations or affairs heretofore furnished by MBI or any of its Representatives to such Person or any of such Person’s Representatives in accordance with the terms of any confidentiality agreement with such Person, and to destroy all summaries, analyses

- 58 - or extracts of or based upon such information in the possession of such Person or any of such Person’s Representatives. (e) For purposes of this Agreement: (i) The term “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice, whether in draft or final form, or disclosure of an intention to do any of the foregoing by or from any Person relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 20% or more of the total revenues, net income or total assets of MBI and the MBI Subsidiaries, taken as a whole, (B) direct or indirect acquisition or purchase of MBI Common Shares after the date of this Agreement by a Person who on the date of this Agreement does not own 20% or more of MBI Common Shares and such Person by reason of such purchase or acquisition first becomes the owner of 20% or more of MBI Common Shares after the date of this Agreement, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of MBI or (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MBI other than the transactions this Agreement contemplates. (ii) The term “Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal made by a Third Party to acquire more than 50% of the combined voting power of the MBI Common Shares then outstanding or all or substantially all of MBI’s consolidated assets for consideration consisting of cash and/or securities that is on terms that the Board of Directors of MBI in good faith concludes, based on the information then available after consultation with its financial advisors and outside counsel, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, (A) is on terms that the Board of Directors of MBI in its good faith judgment believes to be more favorable to MBI than the Merger, (B) for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of MBI and (C) is reasonably capable of being completed. (iii) For purposes of this Section 6.11, “Third Party” means any person as defined in Section 13(d) of the Exchange Act other than FNB or its Affiliates. (f) If a Payment Event, as defined in Section 6.11(g), occurs, MBI shall pay to FNB by wire transfer of immediately available funds, within three business days following such Payment Event, a fee of $17.5 million (the “Break-up Fee”), provided, however, that if a Payment Event occurs, MBI shall have no obligation to pay FNB’s expenses under Section 9.3(b). (g) The term “Payment Event” means any of the following: (i) the termination of this Agreement by FNB pursuant to Section 8.1(g);

- 59 - (ii) the termination of this Agreement by MBI pursuant to Section 8.1(h); (iii) the termination of this Agreement pursuant to any other Section following the commencement of a tender offer or exchange offer for 25% or more of the outstanding MBI Common Shares and MBI shall not have sent to its shareholders, within 10 business days after the commencement of such tender offer or exchange offer, a statement that the Board of Directors of MBI recommends rejection of such tender offer or exchange offer; (iv) the occurrence of any of the following events within 12 months of the termination of this Agreement by FNB pursuant to Section 8.1(b)(i) or 8.1(c) (in the case of Section 8.1(c), without the Requisite MBI Vote having been obtained), or by either FNB or MBI pursuant to 8.1(e), in each case, provided that an Acquisition Proposal shall have been made by a Third Party after the date of this Agreement and prior to such termination that shall not have been withdrawn in good faith prior to such termination: (A) MBI enters into an agreement to merge with or into, or be acquired, directly or indirectly, by merger or otherwise by, such Third Party, (B) such Third Party, directly or indirectly, acquires substantially all of the assets of MBI and the MBI Subsidiaries, taken as a whole or (C) such Third Party, directly or indirectly, acquires more than 50% of the outstanding MBI Common Shares. (h) MBI acknowledges that the agreements contained in this Section 6.11 are an integral part of the transactions contemplated in this Agreement and that without these agreements FNB would not enter into this Agreement. Accordingly, in the event MBI fails to pay to FNB the Break-up Fee promptly when due, MBI shall, in addition thereto, pay to FNB all costs and expenses, including attorneys’ fees and disbursements, incurred by FNB in collecting such Break-up Fee together with interest on the amount of the Break-up Fee or any unpaid portion thereof, from the date such payment was due until the date such payment is received by FNB, accrued at the fluctuating prime rate as quoted in The Wall Street Journal as in effect from time to time during the period. 6.12 Transition. Commencing on the date of this Agreement, FNB and MBI shall, and shall cause their respective Subsidiaries to, reasonably assist each other to facilitate the integration, from and after the Closing, of MBI and the MBI Subsidiaries with the businesses of FNB and its Subsidiaries, without taking action that would, in effect, give FNB a controlling influence over the management or policies of MBI or any of the MBI Subsidiaries, or otherwise violate applicable Laws. Without limiting the generality of the foregoing, from the date of this Agreement through the Closing Date and consistent with the performance of their day-to-day operations, the continuous operation of MBI and the MBI Subsidiaries in the ordinary course of business and applicable Law, MBI shall use reasonable efforts to cause the employees and officers of MBI and the MBI Subsidiaries, including Metro Bank, to reasonably cooperate with FNB in performing tasks reasonably required in connection with such integration. 6.13 Tax Representation Letters.

- 60 - (a) Officers of FNB and MBI shall execute and deliver to Reed Smith LLP, tax counsel to FNB, and Mette, Evans & Woodside P.C., tax counsel to MBI, tax representation letters or certificates of officers (“Tax Representation Letters”) substantially in the form agreed to by the parties and such law firms at such time or times as may be reasonably requested by such law firms, including at the time the Joint Proxy Statement and Registration Statement are declared effective by the SEC and at the Effective Time, in connection with such tax counsel’s delivery of opinions pursuant to Section 7.2(d) and Section 7.3(d) of this Agreement. (b) FNB and MBI shall each use its respective reasonable best efforts to cause the Merger to qualify for the Intended Tax Treatment, including (i) not taking any action that such party knows would reasonably be likely to prevent such qualification and (ii) considering and negotiating in good faith such amendments to this Agreement as may be reasonably required in order to obtain such qualification (it being understood that no party will be required to agree to any such amendment). For federal income Tax purposes, FNB and MBI shall each report the Merger in a manner consistent with such qualification. (c) FNB and MBI shall each use its reasonable best efforts to obtain the Tax opinions described in Sections 7.2(d) and 7.3(d), including by causing its officers to execute and deliver Tax Representation Letters to the law firms delivering such Tax opinions at such time or times as may reasonably be requested by such law firms. FNB and MBI shall each use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations included in the certificates described in this Section 6.13. 6.14 Rule 16b-3. Prior to the Effective Time, FNB and MBI shall take all steps as may be necessary or appropriate to cause the transactions contemplated by Article 1 and any other dispositions of equity securities of MBI (including derivative securities) or acquisitions of equity securities of FNB in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act. 6.15 Advisory Board. (a) As soon as practicable following the Effective Time, FNB shall establish a Harrisburg Community Advisory Board to advise FNB on its operations in the area served by MBI’s offices and generating additional business contacts for FNB in such area. Two directors of MBI as of the date of this Agreement who shall be selected by FNB by mutual agreement of FNB and MBI shall be invited to serve on the advisory board. Each advisory director shall serve for a minimum term of one (1) year. Such advisory board shall be operated in a manner that is consistent with FNB’s Community Bank Charter, including as to compensation for service as an advisory director. (b) FNB shall take all appropriate action so that, as of the Effective Time, the number of directors constituting the Board of Directors of FNB and FNB Bank shall be increased by one and the MBI Designee shall be appointed as a director of FNB and FNB Bank. FNB will nominate the MBI Designee for election as a director at the annual meeting of FNB immediately following the Effective Time and solicit proxies for the MBI Designee in the same manner as it does for all the other members of FNB’s slate of directors in connection with such meeting.

- 61 - 6.16 Redemption of MBI Preferred Stock. MBI shall (i) deliver all notices and take all other reasonable and customary actions necessary to provide notice of redemption of all the outstanding shares of MBI Preferred Stock as soon as practicable after the satisfaction or waiver (subject to applicable Law) of the latest to occur of the conditions set forth in Article VII (other than those set forth in Section 7.2(f) and those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof) and (ii) on the Closing Date deposit, separate and apart from its other funds in trust for the pro rata benefit of the holders of the MBI Preferred Stock, with a Paying Agent (as defined in the MBI Articles), money sufficient in amount to pay, on the date of redemption of the MBI Preferred Stock set in accordance with clause (i), the aggregate redemption price (including, to the extent set forth in the MBI Articles, unpaid dividends) of the MBI Preferred Stock. 6.17 Control of Operations. Nothing contained in this Agreement shall give either FNB or MBI, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. ARTICLE 7 CONDITIONS PRECEDENT 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or waiver, where permitted by applicable Law, at or prior to the Effective Time of the following conditions: (a) Shareholder Approvals. This Agreement and the Merger this Agreement contemplates shall have been approved and adopted by Requisite MBI Vote; and the Requisite FNB Vote shall have been obtained. (b) NYSE Listing. The shares of FNB Common Stock to be issued to the holders of MBI Common Shares upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance, provided FNB shall have used its reasonable best efforts to cause such authorization of listing on the NYSE. (c) Regulatory Approvals. All regulatory approvals set forth in Sections 3.4 and 4.4 required to consummate the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, all such approvals and the expiration of all such waiting periods being referred as the “Requisite Regulatory Approvals.” (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition

- 62 - preventing the consummation of the Merger shall be in effect, provided FNB and MBI shall have used their reasonable best efforts to have removed, lifted or resolved such legal restraint or prohibition. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal the consummation of the Merger. 7.2 Conditions to Obligation of FNB to Effect the Merger. The obligation of FNB to effect the Merger is also subject to the satisfaction or waiver by FNB, where permitted by applicable Law, at or prior to the Effective Time, of the following conditions: (a) Representations and Warranties. (i) Each of the representations and warranties of MBI set forth in this Agreement (other than the representations and warranties in Sections 3.1(a), 3.1(c), 3.2(a), 3.3(a), 3.3(b)(i), 3.7 and 3.8) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (unless any representation and warranty is expressly made as of an earlier date, in which case that representation and warranty only shall be true and correct as of that earlier date), except for inaccuracies of representations or warranties which, individually or in the aggregate, have not had and would not reasonably be likely to have a Material Adverse Effect on MBI (it being understood that for purposes of determining the accuracy of such representations and warranties, all materiality and “Material Adverse Effect” qualifications and exceptions contained in those representations and warranties shall be disregarded); (ii) Each of the representations and warranties of MBI set forth in Sections 3.1(a), 3.1(c), 3.3(a), 3.3(b)(i) and 3.7 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date; (iii) The representations and warranties of MBI set forth in Section 3.2(a) and Section 3.8 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except, in the case of Section 3.2(a), for inaccuracies that are de minimis. (b) Performance of Obligations of MBI. MBI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. (c) Officer’s Certificate of MBI. FNB shall have received a certificate signed on behalf of MBI by the Chief Executive Officer or the Chief Financial Officer of MBI certifying as to the matters set forth in Sections 7.2(a) and 7.2(b). (d) Federal Tax Opinion. FNB shall have received the opinion of its tax counsel, Reed Smith LLP, in form and substance reasonably satisfactory to FNB, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will qualify for the Intended Tax Treatment. In rendering such opinion, counsel may require and rely upon representations contained in Tax Representation Letters executed by officers of MBI and FNB.

- 63 - (e) No Materially Burdensome Regulatory Condition. None of the Requisite Regulatory Approvals shall have resulted in the imposition of a Materially Burdensome Regulatory Condition. (f) Redemption of MBI Preferred Stock. MBI shall have given notice of redemption of the MBI Preferred Stock and paid the redemption price in respect thereof in accordance with Section 6.16. 7.3 Conditions to Obligation of MBI to Effect the Merger. The obligation of MBI to effect the Merger is also subject to the satisfaction or waiver by MBI, where permitted by applicable Law, at or prior to the Effective Time of the following conditions: (a) Representations and Warranties. (i) Each of the representations and warranties of FNB set forth in this Agreement (other than the representations and warranties in Sections 4.1(a), 4.1(c), 4.2(a), 4.3(a), 4.3(b)(i), 4.7 and 4.8) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (unless any representation and warranty is expressly made as of an earlier date, in which case that representation and warranty only shall be true and correct as of that earlier date), except for inaccuracies of representations or warranties which, individually or in the aggregate, have not had and would not reasonably be likely to have a Material Adverse Effect on FNB (it being understood that for purposes of determining the accuracy of such representations and warranties, all materiality and “Material Adverse Effect” qualifications and exceptions contained in those representations and warranties shall be disregarded); (ii) Each of the representations and warranties of FNB set forth in Sections 4.1(a), 4.1(c), 4.3(a), 4.3(b)(i) and 4.7 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date; (iii) The representations and warranties of FNB set forth in Section 4.2(a) and Section 4.8 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except, in the case of Section 4.2(a), for inaccuracies that are de minimis. (b) Performance of Obligations of FNB. FNB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. (c) Officer’s Certificate of FNB. MBI shall have received a certificate signed on behalf of FNB by the Chief Executive Officer or the Chief Financial Officer of FNB certifying as to the matters set forth in Sections 7.3(a) and 7.3(b). (d) Federal Tax Opinion. MBI shall have received the opinion of its tax counsel, Mette, Evans & Woodside P.C., in form and substance reasonably satisfactory to MBI, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions

- 64 - set forth in such opinion, the Merger will qualify for the Intended Tax Treatment. In rendering such opinion, counsel may require and rely upon Tax Representation Letters executed by officers of MBI and FNB. ARTICLE 8 TERMINATION AND AMENDMENT 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Date, and the Merger may be abandoned: (a) Mutual Consent. By the mutual consent in writing of FNB and MBI if the Board of Directors of each so determines by vote of a majority of the members of its entire Board. (b) Breach. (i) By FNB, if (A) any of the representations and warranties of MBI contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 7.2(a) would not be satisfied or (B) MBI shall have breached or failed to comply with any of its obligations under this Agreement such that the conditions set forth in Sections 7.1 or 7.2(b) would not be satisfied, in either case other than as a result of a material breach by FNB of any of its obligations under this Agreement and such failure or breach with respect to any such representation, warranty or obligation cannot be cured, or, if curable, shall continue unremedied for a period of 30 days after MBI has received written notice from FNB of the occurrence of such failure or breach, but in no event shall such 30-day period extend beyond the Outside Date. (ii) By MBI, if (A) any of the representations and warranties of FNB contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 7.3(a) would not be satisfied or (B) FNB shall have breached or failed to comply with any of its obligations under this Agreement such that the conditions set forth in Sections 7.1 or 7.3(b) would not be satisfied, in either case other than as a result of a material breach by MBI of any of its obligations under this Agreement and such failure or breach with respect to any such representation, warranty or obligation cannot be cured, or, if curable, shall continue unremedied for a period of 30 days after FNB has received written notice from MBI of the occurrence of such failure or breach, but in no event shall such 30-day period extend beyond the Outside Date. (c) Delay. By FNB or MBI, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated on or before 5:00 p.m., Eastern Time on June 30, 2016 (the “Outside Date”), unless the failure of the Merger to be consummated by the Outside Date shall have been due to the failure of the party seeking to terminate pursuant to this Section 8.1(c) to perform or observe the covenants and agreements of such party set forth in this Agreement. (d) No Regulatory Approval. By FNB or MBI, if its Board of Directors so determines, in the event the approval of any Governmental Entity required for consummation of

- 65 - the Merger this Agreement contemplates shall have been denied by final nonappealable action of such Governmental Entity or an application therefor shall have been permanently withdrawn at the request of a Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth in this Agreement. (e) No MBI Shareholder Approval. By FNB, or by MBI provided that MBI shall not be in material breach of any of its obligations under Section 6.3, if the Requisite MBI Vote shall not have been obtained by reason of the failure to obtain the Requisite MBI Vote at the MBI Shareholders Meeting or at any adjournment or postponement thereof. (f) No FNB Shareholder Approval. By MBI, if the Requisite FNB Vote shall not have been obtained by reason of the failure to obtain the Requisite FNB Vote at the FNB Shareholders Meeting or at any adjournment or postponement thereof. (g) Failure to Recommend. At any time prior to the MBI Shareholders Meeting, by FNB if (i) MBI shall have breached Section 6.11(a) – (d) in any respect materially adverse to FNB, (ii) the MBI Board of Directors shall have failed to make the MBI Recommendation or shall have effected a Change in MBI Recommendation, (iii) the MBI Board of Directors shall have approved, recommended or endorsed (or in the case of a tender or exchange offer, failed to recommend rejection of), or proposed or resolved to recommend or endorse (or in the case of a tender or exchange offer, failed to recommend rejection of) an Acquisition Proposal, or (iv) MBI shall have materially breached its obligations under Section 6.3 by failing to call, give notice of, convene and hold the MBI Shareholders Meeting. (h) Superior Proposal. At any time prior to the MBI Shareholders Meeting, by MBI in order to enter concurrently into an Acquisition Proposal that has been received by MBI and the MBI Board of Directors in compliance with Sections 6.11(a) and (b) and that MBI’s Board of Directors concludes in good faith, in consultation with its financial and legal advisors, that such Acquisition Proposal is a Superior Proposal; provided, however, that this Agreement may be terminated by MBI pursuant to this Section 8.1(h) only after the fifth business day following MBI’s provision of written notice to FNB advising FNB that the MBI Board of Directors is prepared to accept a Superior Proposal (it being understood, for the avoidance of doubt, that the delivery of such notice shall not entitle FNB to terminate this Agreement pursuant to this Section 8.1(h)) and only if (i) during such five-business day period, MBI has negotiated, and has used its reasonable best efforts to cause its financial and legal advisors to negotiate, with FNB in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and (ii) MBI’s Board of Directors has considered any such adjustments in the terms and conditions of this Agreement resulting from such negotiations and has concluded in good faith, based upon consultation with its financial and legal advisers, that such Acquisition Proposal remains a Superior Proposal even after giving effect to the adjustments proposed by FNB, and further provided that such termination shall not be effective until MBI has paid the Break-up Fee provided by Section 6.11(f) to FNB.

- 66 - (i) FNB Market Value. By MBI, if the MBI Board so determines by a majority vote of its members at any time during the five (5) business day period commencing on the Determination Date if both of the following conditions are satisfied: (i) the FNB Market Value is less than 80% of the Initial FNB Market Value; and (ii) the number obtained by dividing the FNB Market Value by the Initial FNB Market Value (“FNB Ratio”) shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price, minus 0.20 (the “Index Ratio”). (iii) For purposes of this Section 8.1(i), the following terms shall have the meanings indicated below: (A) “FNB Market Value” shall be the average of the daily closing sales prices of a share of FNB Common Stock as reported on NYSE for the ten (10) consecutive trading days immediately preceding the Determination Date. (B) “Determination Date” shall mean the date on which the last Requisite Regulatory Approval is obtained with respect to the transactions contemplated by this Agreement, without regard to a requisite waiting period. (C) “Final Index Price” means the average of the closing price of the Index on each of ten (10) consecutive trading days immediately preceding the Determination Date. (D) “Index” means the SNL Mid Cap U.S. Bank Index; provided, however, that if the SNL Mid Cap U.S. Bank Index is not available for any reason, “Index” shall mean the NASDAQ Bank Index. (E) “Initial FNB Market Value” means the average of the daily closing sales prices of a share of FNB Common Stock, as reported on NYSE, for the ten (10) consecutive days immediately preceding the date of this Agreement. (F) “Initial Index Price” means the average of the closing prices of the Index for the ten (10) consecutive trading days immediately preceding the date of this Agreement. 8.2 Effect of Termination. In the event of termination of this Agreement by either FNB or MBI as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except (i) Sections 6.1(h), 6.2(b), 6.11(f)-(h), 8.2, 9.3 and 9.8 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liability or damages arising out of its fraud or willful breach of any of the provisions of this Agreement. 8.3 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors at any time before or after the receipt of the Requisite MBI Vote; provided, however, that after the

- 67 - receipt of the Requisite MBI Vote, there may not be, without further approval of the MBI shareholders, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement and (iii) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after the receipt of the Requisite MBI Vote, there may not be, without further approval of the MBI shareholders, any extension or waiver of this Agreement or any portion of this Agreement that changes the amount or form of the consideration to be delivered to the holders of MBI Common Shares under this Agreement, other than as this Agreement contemplates. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. ARTICLE 9 GENERAL PROVISIONS 9.1 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at a time and on a date and at a place to be specified by the parties, which date shall be no later than five business days after the satisfaction or waiver, subject to applicable Law, of the latest to occur of the conditions set forth in Article 7, other than those conditions that by their nature are to be satisfied or waived at the Closing, unless the parties, by mutual written agreement, agree that the Closing shall occur on another date (the “Closing Date”). 9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply or are to be performed, in whole or in part, after the Effective Time. 9.3 Expenses. (a) Each party to this Agreement will bear all expenses incurred by it in connection with this Agreement and the transactions this Agreement contemplates, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Joint Proxy Statement and the registration fee to be paid to the SEC in connection with the Registration Statement shall be shared equally between MBI and FNB (it being understood that each party shall bear its own expenses in connection with mailing the Joint Proxy Statement to such party’s shareholders in connection with the shareholders meetings

- 68 - contemplated by Section 6.3), and provided further that, in accordance with Section 8.2, nothing contained in this Agreement shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or willful breach of any provision of this Agreement. (b) In the event that this Agreement is terminated by: (i) FNB pursuant to Section 8.1(b)(i); or (ii) MBI pursuant to Section 8.1(b)(ii), then the non-terminating party shall pay to the terminating party by wire transfer of immediately available funds, within two business days following delivery of a statement of such expenses, all out-of-pocket costs and expenses, up to a maximum of $500,000, including professional fees of legal counsel, financial advisors and accountants, and their expenses, actually incurred by the terminating party in connection with the Merger and this Agreement. 9.4 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile, with confirmation, mailed by registered or certified mail, return receipt requested, or delivered by an express courier, with confirmation, to the parties at the following addresses or at such other address for a party as shall be specified by like notice: (a) if to MBI, to: Metro Bancorp, Inc. 3801 Paxton Street Harrisburg, PA 17111 Attention: Chief Executive Officer Corporate Secretary Facsimile: (717) 901-0436 with copies (which shall not constitute notice) to: Mette, Evans & Woodside P.C. 3401 North Front St Harrisburg, PA 17110-0950 Attention: Timothy A. Hoy, Esq. Facsimile: (717) 236-1816 and Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attention: H. Rodgin Cohen, Esq. Mitchell S. Eitel, Esq.

- 69 - Facsimile: (212) 291-9028 (212) 291-9046 (b) if to FNB, to: F.N.B. Corporation One F.N.B. Boulevard Hermitage, PA 16148 Attention: Vincent J. Delie, Jr., President and Chief Executive Officer Facsimile: (724) 983-3515 with a copy (which shall not constitute notice) to: Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222 Attention: Gary R. Walker, Esq. Facsimile: (412) 288-3063 9.5 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The MBI Disclosure Schedule and the FNB Disclosure Schedule, as well as all other schedules and all exhibits to this Agreement, shall be deemed part of this Agreement and included in any reference to this Agreement. Any matter disclosed pursuant to any section of either Disclosure Schedule shall be deemed disclosed for purposes of any other section of the Disclosure Schedule, to the extent that applicability of the disclosure to such other section is reasonably apparent on the face of such disclosure. The mere inclusion of an item in either Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by either party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, or that any breach or violation of applicable laws or any contract exists or has actually occurred. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law. In this Agreement, “knowledge” means the actual knowledge as of the date referenced of executive officers of the applicable party following reasonable inquiry of persons within their organization and its Subsidiaries who would be reasonably expected to be knowledgeable about the relevant subject matter. As used herein, (i) “business day” means any day other than a Saturday, a Sunday or a day on which banks in Harrisburg, Pennsylvania or Pittsburgh, Pennsylvania are authorized by law or executive order to be closed, (ii) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party or its representatives prior to the date hereof or (b) included in the virtual data room of a party prior to the date hereof, (iii) references to “the date hereof” shall mean the date of this Agreement, (iv) the word “or” is not

- 70 - exclusive, and (v) terms defined in the singular have a comparable meaning when used in the plural, and vice versa. 9.6 Counterparts. This Agreement, any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, may be executed in two or more counterparts, including by facsimile or other electronic means, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense. 9.7 Entire Agreement. This Agreement, including the documents and the instruments referred to in this Agreement, together with the Confidentiality Agreements, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreements. 9.8 Governing Law; Jurisdiction; Specific Performance. (a) This Agreement, the Merger and all claims arising hereunder or relating to this Agreement, shall be governed and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof. (b) Each of the parties to this Agreement irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Pennsylvania state court or the United States District Court for the Western District of Pennsylvania, in any action or proceeding arising out of or relating to this Agreement. Each of the parties to this Agreement agrees that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Pennsylvania state court or the United States District Court for the Western District of Pennsylvania. Each of the parties to this Agreement irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT

- 71 - SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8. (d) Each party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. 9.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision that, insofar as practicable, implements the original purposes and intents of this Agreement. 9.10 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties, whether by operation of law or otherwise, without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7(d), this Agreement, including the documents and instruments referred to in this Agreement, is not intended to and does not confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement. [Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the duly authorized officers of F.N.B. Corporation and Metro Bancorp, Inc. have executed this Agreement as of the date first above written. F.N.B. CORPORATION By: /s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr. President and Chief Executive Officer METRO BANCORP, INC. By: /s/ Gary L. Nalbandian Gary L. Nalbandian President and Chief Executive Officer

EXHIBIT A A-1 AGREEMENT AND PLAN OF MERGER This Agreement and Plan of Merger (“Bank Merger Agreement”), dated as of _________ ___, 2015, is by and between First National Bank of Pennsylvania (“FNB Bank”) and Metro Bank (“Metro Bank”). All capitalized terms used herein but not defined herein shall have the respective meanings assigned to them in the Agreement and Plan of Merger (the “Parent Merger Agreement”) dated as of _________ _____, 2015, between F.N.B. Corporation (“FNB”) and Metro Bancorp, Inc. (“MBI”). WlTNESSETH: WHEREAS, Metro Bank is a Pennsylvania banking institution and a wholly owned subsidiary of MBI; and WHEREAS, FNB Bank is a national banking association and a wholly owned subsidiary of FNB; and WHEREAS, FNB and MBI have entered into the Parent Merger Agreement, pursuant to which MBI will merge with and into FNB (the “Parent Merger”); and WHEREAS, FNB Bank and Metro Bank desire to merge on the terms and conditions herein provided immediately following the effective time of the Parent Merger. NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows: 1. The Bank Merger. Subject to the terms and conditions of the Parent Merger Agreement and this Bank Merger Agreement, at the Effective Time (as defined in Section 2), Metro Bank shall merge with and into FNB Bank (the “Bank Merger”) under the laws of the United States and of the Commonwealth of Pennsylvania. FNB Bank shall be the surviving bank of the Bank Merger (the “Surviving Bank”). 2. Effective Time. The Bank Merger shall become effective on the date, and at the time (the “Effective Time”), specified in the Bank Merger approval to be issued by the Office of the Comptroller of the Currency (the “OCC”); provided that in no event shall the Effective Time occur at or prior to the Effective Time (as defined in the Parent Merger Agreement) of the Parent Merger. 3. Charter; Bylaws. The Charter and Bylaws of FNB Bank in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law. 4. Name; Offices. The name of the Surviving Bank shall be “First National Bank of Pennsylvania.” The main office of the Surviving Bank shall be the main office of FNB Bank immediately prior to the Effective Time.

EXHIBIT A A-2 5. Directors and Executive Officers. Upon consummation of the Bank Merger, (i) the directors of FNB Bank immediately prior to the Effective Time shall continue as directors of the Surviving Bank and the MBI Designee shall become a director of the Surviving Bank as of the Effective Time, and (ii) the executive officers of FNB Bank immediately prior to the Effective Time shall serve as the executive officers of the Surviving Bank. Each of the directors and officers of the Surviving Bank immediately after the Effective Time shall hold office until his or her successor is elected and qualified in accordance with the charter and bylaws of the Surviving Bank or until his or her earlier death, resignation or removal. 6. Effects of the Merger. Upon consummation of the Bank Merger, and in addition to the effects set forth at 12 U.S.C. § 215a, the applicable provisions of the regulations of the OCC and other applicable law, (i) all assets of FNB Bank and Metro Bank as they exist at the Effective Time, shall pass to and vest in the Surviving Bank without any conveyance or other transfer; (ii) the Surviving Bank shall be considered the same business and corporate entity as each constituent bank with all the rights, powers and duties of each constituent bank and (iii) the Surviving Bank shall be responsible for all the liabilities of every kind and description, of each of FNB Bank and Metro Bank existing as of the Effective Time, all in accordance with the provisions of The National Bank Act. 7. Effect on Shares of Stock. (a) Each share of FNB Bank common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding. (b) At the Effective Time, each share of Metro Bank capital stock issued and outstanding prior to the Bank Merger shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled. Any shares of Metro Bank capital stock held in the treasury of Metro Bank immediately prior to the Effective Time shall be retired and canceled. 8. Procurement of Approvals. This Bank Merger Agreement shall be subject to the approval of FNB as the sole shareholder of FNB Bank and MBI as the sole shareholder of Metro Bank at meetings to be called and held or by consent in lieu thereof in accordance with the applicable provisions of law and their respective organizational documents. FNB Bank and Metro Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Bank Merger on the terms provided herein, including without limitation the preparation and submission of such applications or other filings for the Bank Merger with the OCC, the Pennsylvania Department of Banking and Securities and the Pennsylvania Department of State as may be required by applicable laws and regulations. 9. Conditions Precedent. The obligations of the parties under this Bank Merger Agreement shall be subject to: (i) the approval of this Bank Merger Agreement by FNB as the sole shareholder of FNB Bank and MBI as the sole shareholder of Metro Bank at meetings of shareholders duly called and held or by consent or consents in lieu thereof, in each case without any exercise of such dissenters' rights as may be applicable; (ii) receipt of approval of the Bank

EXHIBIT A A-3 Merger from all governmental and banking authorities whose approval is required; (iii) receipt of any necessary regulatory approval to operate the main office and the branch offices of Metro Bank as offices of the Surviving Bank and (iv) the consummation of the Parent Merger pursuant to the Parent Merger Agreement at or before the Effective Time. 10. Additional Actions. If, at any time after the Effective Time, the Surviving Bank shall determine that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of Metro Bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Bank Merger, or (b) otherwise carry out the purposes of this Bank Merger Agreement, Metro Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to (i) execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and (ii) otherwise to carry out the purposes of this Bank Merger Agreement. The proper officers and directors of the Surviving Bank are fully authorized in the name of Metro Bank or otherwise to take any and all such action. 11. Amendment. Subject to applicable law, this Bank Merger Agreement may be amended, modified or supplemented only by written agreement of FNB Bank and Metro Bank at any time prior to the Effective Time. 12. Waiver. Any of the terms or conditions of this Bank Merger Agreement may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party 13. Assignment. This Bank Merger Agreement may not be assigned by either FNB Bank or Metro Bank without the prior written consent of the other. 14. Termination. This Bank Merger Agreement (i) shall terminate upon the termination of the Parent Merger Agreement in accordance with its terms and (ii) may be terminated by mutual consent of the parties. 15. Governing Law. Except to the extent governed by federal law, this Bank Merger Agreement shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the Commonwealth of Pennsylvania without regard to the conflicts of law provisions thereof. 16. Counterparts. This Bank Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement. [Signature Page Follows.]

EXHIBIT A A-4 IN WITNESS WHEREOF, each of FNB Bank and Metro Bank have caused this Bank Merger Agreement to be executed on its behalf by their duly authorized officers. FIRST NATIONAL BANK OF PENNSYLVANIA By:_________________________________________ Vincent J. Delie, Jr. Chief Executive Officer METRO BANK By:_________________________________________ Gary L. Nalbandian President and Chief Executive Officer

EXHIBIT B B-1 FORM OF VOTING AGREEMENT August __, 2015 F.N.B. Corporation One F.N.B. Boulevard Hermitage, PA 16148 Ladies and Gentlemen: Concurrently with the execution of this letter agreement (“Voting Agreement”), F.N.B. Corporation, a Florida corporation (“FNB”), and Metro Bancorp, Inc., a Pennsylvania corporation (“Metro”), are entering into an Agreement and Plan of Merger, of even date herewith (the “Merger Agreement”), whereby Metro will merge with and into FNB (the “Merger”) and shareholders of Metro will receive the Merger Consideration as set forth in the Merger Agreement, subject to the closing of the Merger. All defined terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement. A condition to FNB’s obligations under the Merger Agreement is that I execute and deliver this Voting Agreement to FNB. Intending to be legally bound hereby, I irrevocably agree and represent as follows: (a) As of the date of this Voting Agreement, I have, and at all times during the term of this Voting Agreement will have, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of, and good and valid title to, the number of shares of common stock, par value $1.00 per share, of Metro (the “Metro Common Stock”), that is set forth on Appendix A hereto, and I hold stock options to acquire the number of shares of Metro Common Stock set forth on Appendix A hereto. All of the securities listed on Appendix A are owned free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests and any other limitation or restriction whatsoever (including any restriction on the right to dispose of such securities). None of the securities listed on Appendix A is subject to any voting trust or other agreement or arrangement with respect to the voting rights of such securities. (b) As of the date of this Voting Agreement, except for the securities set forth on Appendix A, I do not beneficially own any (i) shares of capital stock or voting securities of Metro, (ii) securities of Metro convertible into or exchangeable for shares of capital stock or voting securities of Metro or (iii) options or other rights to acquire from Metro any shares of capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Metro. The Metro Common Stock listed on Appendix A, together with all Metro Common Stock that I subsequently acquire during the term of this Voting Agreement, including through the exercise of any stock options, warrants or similar instruments, are referred to herein as the “Shares”. (c) At the Metro Shareholders Meeting and at any other meeting of Metro shareholders, however called, and on every action or approval by written consent of shareholders of Metro, I will vote or cause to be voted all Shares over which I have sole voting power, and I will use my best efforts to cause any Shares over which I share voting power to be voted in favor of (i) approval and adoption of the Merger Agreement and the transactions contemplated thereby, and (ii) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement. Determinations as to “sole” or “shared” voting power shall be made in accordance with Rule 13d-3 of the Exchange Act. (d) During the term of this Voting Agreement, I will not, directly or indirectly, offer, sell, transfer, pledge, encumber or otherwise dispose of (collectively, “Transfer”) any Shares over which I have sole dispositive power (or any interest therein), and I will use my best efforts to not permit the Transfer of any Shares over which I have shared dispositive power (or any interest therein), except to the extent permitted by paragraph (g) hereof. (e) I agree that Metro shall not be bound by any attempted sale of any Metro Common Stock over which I have sole voting and dispositive power, and Metro’s transfer agent shall be given appropriate stop transfer orders

EXHIBIT B B-2 and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Voting Agreement. (f) I represent that I have the legal capacity to enter into this Voting Agreement, that I have duly and validly executed and delivered this Voting Agreement and that this Voting Agreement is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles; and further, that no consent of my spouse is necessary under any “community property” or other laws in order for me to enter into and perform my obligations under this Voting Agreement. (g) Notwithstanding anything herein to the contrary, I may Transfer any or all of the Shares over which I have beneficial ownership to my spouse, ancestors or descendants; provided, however, that in any such case, prior to and as a condition to the effectiveness of such Transfer, each person to which any of such Shares or any interest in any of such Shares is or may be Transferred shall have executed and delivered to FNB an agreement to be bound by the terms of this Voting Agreement. I am signing this Voting Agreement solely in my capacity as a shareholder of Metro and as an option holder, if I am such, and not in any other capacity, such as a director or officer of Metro or as a fiduciary of any trusts in which I am not a beneficiary. Notwithstanding anything herein to the contrary: (a) I make no agreement or understanding herein in any capacity other than in my capacity as a beneficial owner of Metro Common Stock and (b) nothing herein shall be construed to limit or affect any action or inaction by me or any of my representatives, as applicable, in serving on Metro’s Board of Directors or as an officer of Metro, in acting in my capacity as a director, officer or fiduciary of Metro. This Voting Agreement shall terminate and be of no further force and effect concurrently with, and automatically upon, the earlier to occur of (a) the favorable vote of the Metro shareholders with respect to the approval of the Merger Agreement, (b) the Effective Time, (c) FNB and I enter into a written agreement to terminate this Voting Agreement, or (d) any termination of the Merger Agreement in accordance with its terms, except that any such termination shall be without prejudice to FNB’s rights if termination should arise out of my willful breach of any covenant or representation contained herein. All notices and other communications in connection with this Voting Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile, with confirmation, mailed by registered or certified mail, return receipt requested, or delivered by an express courier, with confirmation, to the other party hereto at its addresses set forth on the signature page hereto. This Voting Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. This Voting Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Voting Agreement. I agree and acknowledge that FNB may be irreparably harmed by, and that there may be no adequate remedy at law for, any violation of this Voting Agreement by me. Without limiting other remedies, FNB shall have the right to seek to enforce this Voting Agreement by specific performance or injunctive relief. This Voting Agreement and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof. I hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any Pennsylvania state court or the United States District Court for the Western District of Pennsylvania, in any action or proceeding arising out of or relating to this letter. If any term, provision, covenant or restriction of this Voting Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall

EXHIBIT B B-3 negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. This Voting Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. Very truly yours, [Name of Shareholder] Address: Facsimile: Acknowledged and Agreed: F.N.B. CORPORATION By: Vincent J. Delie, Jr., President and Chief Executive Officer Address: One F.N.B. Boulevard Hermitage, PA 16148 Facsimile: (724) 983-3515 Dated: , 2015

EXHIBIT B B-4 Appendix A to Form of Voting Agreement Common shares beneficially owned (excluding shares issuable upon the exercise of stock options) – [●] Shares issuable upon the exercise of vested stock options - [●] Shares issuable upon the exercise of currently unvested stock options - [●]